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Exhibit 99.(a)(1)(A)

OFFER TO PURCHASE

Offers to purchase up to the Series Offer Limit of each series of the securities listed in this Offer to Purchase, subject to the Aggregate Offer Limit and other terms and conditions described herein.

The Royal Bank of Scotland Group plc (incorporated in Scotland with limited liability under the Companies Acts 1948 to 1980, registered number SC045551) ("RBSG" and, collectively with its affiliates, the "Group") and National Westminster Bank Public Limited Company (a public limited company incorporated in England and Wales under the Companies Acts 1948 to 1980 and registered with Registration No. 929027) ("NatWest" and, together with RBSG, the "Offerors" and, each, an "Offeror" and collectively, "we", "us", or "our" as the context requires) hereby offer, upon the terms and subject to the conditions set forth in this offer to purchase (the "Offer to Purchase") and the accompanying letter of transmittal (the "Letter of Transmittal"), to purchase for cash the outstanding securities of each series listed in the table on pages (i) to (ii) of this Offer to Purchase (collectively, the "Securities") with an aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of up to $3,200,000,000 (the "Aggregate Offer Limit") (subject to a possible increase in an aggregate face amount of up to $150,000,000 under the circumstances described herein). In this Offer to Purchase, we refer to each offer by an Offeror to purchase the outstanding Securities of a particular series as an "Offer" and to the Offers by the Offerors to purchase the outstanding Securities collectively as the "Tender Offer".

Securities validly tendered and not withdrawn prior to the Expiration Time (as defined below) will be purchased by the relevant Offeror in accordance with the Acceptance Priority Levels indicated for each series of Securities listed in the table on pages (i) to (ii) of this Offer to Purchase (for each series of Securities, the "Acceptance Priority Level"). If the aggregate face amount of all Securities that are validly tendered and not withdrawn prior to the Expiration Time (as defined below) would exceed the Aggregate Offer Limit, then the Offerors will accept for purchase an aggregate amount of Securities such that the aggregate face amount of such Securities does not exceed the Aggregate Offer Limit (subject to a possible increase in an aggregate face amount of up to $150,000,000 under the circumstances described herein). In such event, (i) the Offerors will accept for purchase all Securities validly tendered and not withdrawn of each series that has a higher Acceptance Priority Level before accepting for purchase any Securities of a series having a lower Acceptance Priority Level, and (ii) with respect to Securities of the series with the lowest Acceptance Priority Level at which some, but not all, Securities may be accepted for purchase without the aggregate face amount of all Securities accepted for purchase exceeding the Aggregate Offer Limit, the relevant Offeror will accept for purchase in full, subject to the applicable Series Offer Limit (as defined below), the Securities of such series that are validly tendered and not withdrawn prior to the Expiration Time if such acceptance would not cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of such Securities. If such acceptance in full, subject to the applicable Series Offer Limit, would cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount of such Securities, the relevant Offeror will accept such valid tenders of Securities of that last series up to the Aggregate Offer Limit on a pro rata basis. In any case, the Offerors will not accept valid tenders of Securities in respect of any series of Securities with a lower Acceptance Priority Level than such series. In the event that, after application of the proration factor described herein, (i) the number of Securities that we would purchase from a Security Holder includes a fractional Security (or, in the case of an American Depositary Share (an "ADS"), a fraction of the underlying preference share), we will round the number of Securities that we will purchase from such Security Holder down to the nearest whole Security (or, in the case of an ADS, an amount that represents one whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, we will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

  THE TENDER OFFER FOR EACH SERIES OF SECURITIES AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MAY 3, 2010, (WHICH SHALL BE THE END OF THE DAY OF MAY 3, 2010) UNLESS THE TENDER OFFER IS EXTENDED (SUCH TIME AND DATE WITH RESPECT TO A SERIES, AS THE SAME MAY BE EXTENDED OR, IN LIMITED CIRCUMSTANCES, EARLIER TERMINATED, THE "EXPIRATION TIME"). HOLDERS OF SECURITIES (THE "SECURITY HOLDERS") MAY VALIDLY WITHDRAW TENDERED SECURITIES AT ANY TIME PRIOR TO THE EXPIRATION TIME.

Global Arranger, Lead Dealer Manager and Advisor:

 RBS

Lead Dealer Manager and Advisor:	Lead Dealer Manager:
BOFA MERRILL LYNCH	MORGAN STANLEY
Dealer Managers:
HSBC	J.P. MORGAN

April 6, 2010

In addition to the Aggregate Offer Limit, each Offer with respect to an individual series of Securities will be subject to a limit on the aggregate face amount of Securities of such series that will be purchased by the relevant Offeror that does not exceed the Series Offer Limit specified for such series of Securities listed in the table on pages (i) to (ii) of this Offer to Purchase (for each series of Securities, the "Series Offer Limit"). If more than the Series Offer Limit of any series of Securities is validly tendered and not withdrawn prior to the Expiration Time, the relevant Offeror will purchase a pro rata amount of Securities of such series from each tendering Security Holder, up to the Series Offer Limit, and subject to the Aggregate Offer Limit described above (as may be increased under the circumstances described above). In the event that, after application of the proration factor described herein, (i) the number of Securities that we would purchase from a Security Holder includes a fractional Security (or, in the case of an ADS, a fraction of the underlying preference share), we will round the number of Securities that we will purchase from such Security Holder down to the nearest whole Security (or, in the case of an ADS, an amount that represents one whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, we will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

In respect of each series of Securities other than the Series U ADSs, you may tender your Securities of such series only in amounts equal to the authorized liquidation preference or authorized minimum denomination and integral multiples of that amount, as the case may be, of such series of Securities. In respect of Series U ADSs, you may tender your Securities for such series notwithstanding that such tendered amount may not be equal to the authorized liquidation preference for the underlying Series U Preference Shares, subject to any restrictions imposed by the clearing systems, if any. If the aggregate amount of Series U ADSs validly tendered and not withdrawn prior to the Expiration Time is not a multiple of $100,000 ($100,000 being the authorized liquidation preference for the underlying Series U Preference Shares), the Offerors will only accept, subject to the Aggregate Offer Limit and the Series Offer Limit, the highest aggregate amount of tendered Series U ADSs that is a multiple of $100,000 but not any amount in excess thereof, which excess amount shall not be accepted for purchase based on a determination by lot by RBSG.

The Securities include (i) securities directly issued by RBSG or NatWest, (ii) securities issued by certain wholly owned subsidiaries of RBSG, and (iii) ADSs delivered by The Bank of New York Mellon, or in the case of the NatWest Series C ADSs, JPMorgan Chase Bank, N.A., that represent preference shares ("Preference Shares") issued by RBSG or NatWest. The ADSs may be evidenced by American Depositary Receipts (each an "ADR"). In this Offer to Purchase, the term "Security" refers to an individual unit of any series of Securities, including the individual ADSs of any series, or other type of Security.

If you do not tender all of your Securities, your Securities that are not tendered will remain outstanding and the Tender Offer will not affect their terms or, in the case of ADSs, the terms of the underlying Preference Shares. You will be entitled to receive dividends, interest, or other periodic distributions, as applicable, in accordance with the terms of the Securities you hold until such time as such Securities are redeemed by us in accordance with the terms and conditions governing the redemption of such Securities. However, in connection with the asset protection scheme announced by Her Majesty's Treasury on January 19, 2009 and entered into by the Group on December 22, 2009, as well as the State aid restructuring plan of the Group, RBSG has agreed that neither it nor any of its direct or indirect subsidiaries (excluding RBS Holdings N.V. and its direct and indirect subsidiaries and subsidiary undertakings (collectively, the "RBS N.V. Group")) shall pay investors any coupons or dividends on existing hybrid capital instruments from a date starting not later than April 30, 2010 (which RBSG has announced the date hereof shall be April 30, 2010) and for a period of two years thereafter (the "Deferral Period"), unless there is a legal obligation to do so. Certain of the Securities will be subject to the ban on dividend and coupon payments for the duration of the Deferral Period, as more fully described in this Offer to Purchase. Payments of dividends and coupons on the other Securities will only be made subject to the terms of those Securities and of other relevant securities of the Group.

In addition, as part of the State aid commitments, the Group has agreed that neither RBSG nor any of its direct or indirect subsidiaries (excluding any companies in the RBS N.V. Group) will exercise any call rights in relation to existing hybrid capital instruments between November 24, 2009 and the end of the Deferral Period unless there is a legal obligation to do so. The Group's ability to exercise call rights after the end of the Deferral Period will depend on the date on which the capital stoppers in securities on which payments were deferred expires. Therefore, the Group will not be able to exercise call options on any existing hybrid capital instruments, including all securities included in the Offers, on their respective optional redemption dates until a period of time after the conclusion of the Deferral Period. Thereafter, any decision as to whether or not to exercise a call option will be taken on an economic basis at the time and will be subject to any required regulatory approvals.

The Group provided separate commitments in relation to the payment of coupons and dividends and the exercise of call rights by the RBS N.V. Group.

The Offerors have agreed to pay to each Retail Processing Dealer (as hereinafter defined) whose name appears in the appropriate space of a properly completed and executed retail processing dealer form (the "Retail Processing Dealer Form") provided in the letter sent by the Information Agent to brokers, dealers, commercial banks, trust companies and other nominees (the "Letter to Brokers"), a retail processing fee equal to $0.125 per Security validly tendered by a retail beneficial owner and accepted for purchase by the relevant Offeror. As used herein, a "retail beneficial owner" of Securities means a beneficial owner of Securities tendering 10,000 or fewer Securities of a series that have a face amount of $25 per Security (that is, the RBSG ADSs (except the Series U ADSs) and the NatWest Series C ADSs (as such terms are hereinafter defined)), on the terms and conditions described in "Persons and Assets Employed in Connection with the Tender Offer" of this Offer to Purchase.

Securities Code	Acceptance Priority Level	Title of Securities	Series Offer Limit	Face Amount per Security	Aggregate Face Amount Outstanding(1)		Tender Offer Consideration(2) (as $ per Security Tendered or as a Percentage of Face Amount Tendered)
ISIN: US7800977479 CUSIP: 780097747	1	ADSs, Series R ("Series R ADSs"), representing 6.125% Non-cumulative Dollar Preference Shares, Series R, issued by RBSG on December 27, 2006 (the "Series R Preference Shares")	$585,000,000	$25	$650,000,000		$14.00 per Security
ISIN: US7800977628 CUSIP: 780097762	2	ADSs, Series P ("Series P ADSs"), representing 6.250% Non-cumulative Dollar Preference Shares, Series P, issued by RBSG on November 9, 2005 (the "Series P Preference Shares")	$495,000,000	$25	$550,000,000		$14.00 per Security
ISIN: US7800977966 CUSIP: 780097796	3	ADSs, Series M ("Series M ADSs"), representing 6.400% Non-cumulative Dollar Preference Shares, Series M, issued by RBSG on August 26, 2004 (the "Series M Preference Shares")	$832,500,000	$25	$925,000,000		$14.00 per Security
ISIN: US7800977701 CUSIP: 780097770	4	ADSs, Series N ("Series N ADSs"), representing 6.350% Non-cumulative Dollar Preference Shares, Series N, issued by RBSG on May 19, 2005 (the "Series N Preference Shares")	$900,000,000	$25	$1,000,000,000		$14.00 per Security
ISIN: US7800977396 CUSIP: 780097739	5	ADSs, Series S ("Series S ADSs"), representing 6.600% Non-cumulative Dollar Preference Shares, Series S, issued by RBSG on June 28, 2007 (the "Series S Preference Shares")	$855,000,000	$25	$950,000,000		$14.00 per Security
ISIN: US7800977545 CUSIP: 780097754	6	ADSs, Series Q ("Series Q ADSs"), representing 6.750% Non-cumulative Dollar Preference Shares, Series Q, issued by RBSG on May 25, 2006 (the "Series Q Preference Shares")	$607,500,000	$25	$675,000,000		$14.00 per Security
ISIN: US7800977131 CUSIP: 780097713	7	ADSs, Series T ("Series T ADSs"), representing 7.250% Non-cumulative Dollar Preference Shares, Series T, issued by RBSG on September 27, 2007 (the "Series T Preference Shares")	$1,440,000,000	$25	$1,600,000,000		$14.75 per Security
ISIN: US780097AU54 CUSIP: 780097AU5	8	ADSs, Series U ("Series U ADSs"), representing 7.640% Non-cumulative Dollar Preference Shares, Series U, issued by RBSG on October 4, 2007 (the "Series U Preference Shares")	$1,499,900,000	$100,000	$1,500,000,000		66% per face amount
ISIN: US7800977883 CUSIP: 780097788	9	ADSs, Series L ("Series L ADSs"), representing 5.750% Series L Category II Non-cumulative Dollar Preference Shares, issued by RBSG on June 23, 2003 (the "Series L Preference Shares")	$765,000,000	$25	$850,000,000		$16.25 per Security
ISIN: US7800978790 CUSIP: 780097879	10	ADSs, Series H ("Series H ADSs"), representing 7.250% Non-cumulative Dollar Preference Shares, Series H, issued by RBSG on February 8, 1999 (the "Series H Preference Shares")	$270,000,000	$25	$300,000,000		$19.25 per Security
ISIN: US7800978048 CUSIP:780097804	11	ADSs, Series F ("Series F ADSs"), representing 7.650% Non-cumulative Dollar Preference Shares, Series F, issued by RBSG on March 26, 1997 (the "Series F Preference Shares")	$180,000,000	$25	$200,000,000		$20.00 per Security
ISIN: US6385398820 CUSIP: 638539882	12	ADSs, Series C ("NatWest Series C ADSs"), representing 7.760% Non-cumulative Dollar Preference Shares, Series C, issued by NatWest on April 8, 1997 (the "NatWest Series C Preference Shares")	$270,000,000	$25	$300,000,000		$21.25 per Security
ISIN: US74927FAA93 CUSIP: 74927FAA9	13	Floating Rate Non-cumulative Trust Preferred Securities issued by RBS Capital Trust IV on August 24, 2004 and September 27, 2004 (the "Capital Trust IV Preferred Securities")	$470,200,000	$1,000	$470,201,000	(3)	52% per face amount

i

Securities Code	Acceptance Priority Level	Title of Securities	Series Offer Limit	Face Amount per Security	Aggregate Face Amount Outstanding(1)		Tender Offer Consideration(2) (as $ per Security Tendered or as a Percentage of Face Amount Tendered)
ISIN: US749274AA41 CUSIP: 749274AA4	14	4.709% Non-cumulative Trust Preferred Securities issued by RBS Capital Trust I on May 21, 2003 (the "Capital Trust I Preferred Securities")	$321,925,000	$1,000	$321,926,000	(4)	66% per face amount
ISIN: US74927QAA58 CUSIP: 74927QAA5	15	5.512% Non-cumulative Trust Preferred Securities issued by RBS Capital Trust III on August 24, 2004 (the "Capital Trust III Preferred Securities")	$356,526,000	$1,000	$356,527,000	(5)	66% per face amount
ISIN: US74927PAA75 CUSIP: 74927PAA7	16	6.425% Non-cumulative Trust Preferred Securities issued by RBS Capital Trust II on December 10, 2003 (the "Capital Trust II Preferred Securities")	$393,572,000	$1,000	$393,573,000	(6)	67% per face amount
ISIN: US780097AS09 CUSIP: 780097AS0 and ISIN: XS0323865047 CUSIP: 032386504	17	6.990% Fixed Rate/Floating Rate Preferred Capital Securities issued by RBSG on October 4, 2007 (the "Fixed/Floating Preferred Securities")	$563,605,000	$100,000	$563,705,000		74% per face amount
ISIN: US780097AH44 CUSIP: 780097AH4	18	7.648% Perpetual Regulatory tier One securities, Series 1 issued by RBSG on August 20, 2001 (the "Series 1 PROs")	$685,571,000	$1,000	$761,746,000		86% per face amount

(1)
The aggregate face amount outstanding is stated as at April 5, 2010.

(2)
The Tender Offer Consideration does not include Accrued Distributions, which will be paid by the Offerors in addition to the Tender Offer Consideration.

(3)
The aggregate face amount outstanding of the Capital Trust IV Preferred Securities excludes $529,799,000 in aggregate principal amount of such Securities held by the Group.

(4)
The aggregate face amount outstanding of the Capital Trust I Preferred Securities excludes $528,074,000 in aggregate principal amount of such Securities held by the Group.

(5)
The aggregate face amount outstanding of the Capital Trust III Preferred Securities excludes $593,473,000 in aggregate principal amount of such Securities held by the Group.

(6)
The aggregate face amount outstanding of the Capital Trust II Preferred Securities excludes $256,427,000 in aggregate principal amount of such Securities held by the Group.

A SUMMARY OF THE PRINCIPAL TERMS OF THE TENDER OFFER APPEARS ON PAGES 1 THROUGH 12 OF THIS OFFER TO PURCHASE.

THIS OFFER TO PURCHASE HAS NOT BEEN REVIEWED BY ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY, NOR HAS THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE MERITS OR FAIRNESS OF THE TENDER OFFER, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE IN THIS OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

NEITHER THE OFFERORS NOR THEIR RESPECTIVE BOARDS OF DIRECTORS MAKE ANY RECOMMENDATION TO SECURITY HOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SECURITIES. NEITHER RBSG NOR NATWEST HAS AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE TENDER OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY RBSG OR NATWEST.

YOU SHOULD CAREFULLY READ THE INFORMATION IN THIS OFFER TO PURCHASE, INCLUDING OUR REASONS FOR MAKING THE TENDER OFFER, AND THE LETTER OF TRANSMITTAL BEFORE MAKING YOUR DECISION WHETHER TO TENDER YOUR SECURITIES IN THE TENDER OFFER.

The Tender Offer is not subject to a financing condition. The Tender Offer is, however, subject to the satisfaction of certain other significant conditions, including the approval of the Tender Offer by the shareholders of RBSG and the consummation of the Offers prior to the Longstop Date (as hereinafter defined), as further described in "The Tender Offer—Conditions of the Tender Offer".

 IMPORTANT

If you wish to tender your Securities in the Tender Offer, you should, as applicable, (i) request your broker, bank, trust company, custodian or other nominee to effect the transaction for you, (ii) complete and sign the Letter of Transmittal that accompanies this Offer to Purchase in accordance with the instructions in the Letter of Transmittal, and mail or deliver the signed Letter of Transmittal and all other required documents to The Bank of New York Mellon, acting through BNY Mellon Shareowner Services, as the tender agent for the Tender Offer (the "Tender Agent"), at the addresses set forth on the back cover of this Offer to Purchase, together, if you hold any Securities in certificated form registered on the books of the issuer thereof, with your certificates or (iii) follow the procedure for book-entry transfer set forth in "The Tender Offer—Procedure for Tendering Securities". If your Securities are registered in the name of a broker, bank, trust company, custodian or other nominee, you must contact such person if you wish to tender those Securities, and you will be deemed to tender the Securities upon receipt by the Tender Agent of a valid instruction to tender (a "Tender Instruction") from such person.

If you hold the Securities in book-entry form through Euroclear Bank S.A./N.V. ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream") (each a "Clearing System") and you wish to tender your Securities, you must instruct your financial intermediary through which you hold such Securities to enter a Tender Instruction through the relevant Clearing System. The receipt of such Tender Instruction by Euroclear and/or Clearstream will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant Securities in the Security Holder's account with the relevant Clearing System so that no transfers may be effected in relation to such Securities. Pursuant to your Tender Instruction, the relevant Clearing System will give instructions that will cause your Securities to be tendered to the Tender Agent through The Depository Trust Company ("DTC"). The tender will not be validly made until the Tender Agent receives the tender through DTC's system. The deadlines set by DTC, each Clearing System, broker, bank, trust company, and custodian for the submission and withdrawal of a valid instruction to tender will be earlier than the relevant deadlines specified in this Offer to Purchase. Security Holders holding Securities through a participant in Euroclear or Clearstream, should be advised that these clearing facilities will have an earlier expiration time than DTC in order to receive instructions and complete the tender process through DTC. Security Holders should contact these Clearing Systems individually to inquire about the exact expiration time for such Clearing Systems to receive tender instructions from Security Holders and successfully tender such Securities.

If you have questions about the Tender Offer, you can direct them to our information agent for the Tender Offer, D.F. King & Co., Inc. (the "Information Agent") at the address and/or telephone number set forth on the back cover of this Offer to Purchase. You can also obtain additional copies of this Offer to Purchase and the Letter of Transmittal from the Information Agent or from your broker, bank, trust company, custodian or other nominee. The Offerors have asked RBS Securities Inc. (the "Global Arranger, Lead Dealer Manager and Advisor"), Banc of America Securities LLC (the "Lead Dealer Manager and Advisor"), Morgan Stanley & Co. Incorporated (the "Lead Dealer Manager") and HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc. (the "Dealer Managers") (together with the Global Arranger, Lead Dealer Manager and Advisor, the Lead Dealer Manager and Advisor and the Lead Dealer Manager, the "Joint Dealer Managers") to form a retail processing dealer group comprised of registered brokers and dealers in the United States (the "Retail Processing Dealers" and, each, a "Retail Processing Dealer") to process tenders into the Offers from DTC participants and persons resident in the United States. The Offerors will pay the Joint Dealer Managers and the Retail Processing Dealers retail processing fees as described in "Persons and Assets Employed in Connection with the Tender Offer".

 OFFER AND DISTRIBUTION RESTRICTIONS

General

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Offer to Purchase and, if given or made, such information or representations must not be relied upon as having been authorized. This Offer to Purchase, the Letter of Transmittal and any related documents do not constitute an offer to buy or the solicitation of an offer to sell Securities in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, "blue sky" or other laws require an Offer to be made by a licensed broker or dealer, and any of the Joint Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in such jurisdictions, such Offer shall be deemed to be made by such Joint Dealer Managers or affiliate (as the case may be) on behalf of the Offeror in such jurisdictions. Neither the delivery of this Offer to Purchase and the related documents nor any purchase of Securities will, under any circumstances, create any implication that the information contained in this Offer to Purchase or in any related document is current as of any time subsequent to the date of such information.

Italy

The Tender Offer is not being made, directly or indirectly, in the Republic of Italy. The Tender Offer and this Offer to Purchase and any other documents or materials relating to the Offer have not been submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa ("CONSOB") pursuant to Italian laws and regulations. Accordingly, neither this Offer to Purchase, nor any other offering material relating to the Tender Offer or the Securities may be distributed or made available in the Republic of Italy.

United Kingdom

The communication of this Offer to Purchase, and any other documents or materials relating to the Tender Offer is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom, and are only for circulation to persons outside the United Kingdom or to persons within the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order")) (and any persons who do not have professional experience in matters relating to investments should not rely on such documents and/or materials) or persons who are within Article 43 of the Order, or to other persons to whom it may lawfully be communicated in accordance with the Order.

Belgium

In Belgium, the Tender Offer is not, directly or indirectly, being made to, or for the account of, any person other than qualified investors within the meaning of Article 10 of the Law of June 16, 2006 on the public offering of securities and the admission of securities to trading on a regulated market, each acting on its own account, and the Tender Offer does therefore not constitute a public offer pursuant to Article 6, §3, 2° of the Law of April 1, 2007 on public takeover bids. This document and any other document relating to the Tender Offer has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances/Commissie voor het Bank-, Financie- en Assurantiewezen). Accordingly, the Offer may not be advertised or made (either directly or indirectly) and this document may not be distributed or made available in Belgium other than to such qualified investors. Insofar as Belgium is concerned, this Offer to Purchase and the accompanying Letter of Transmittal have been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Tender Offer. Accordingly, the information contained in this Offer to Purchase and the accompanying Letter of Transmittal may not be used for any other purpose or disclosed to any other person in Belgium.

Australia

The Tender Offer is not being made, directly or indirectly, in Australia. Neither this Offer to Purchase, nor the accompanying Letter of Transmittal, nor any other offering material relating to the Tender Offer or the Securities may be distributed or made available in Australia.

Andorra

The Tender Offer is not being made, directly or indirectly, in the Principality of Andorra. Accordingly, neither this Offer to Purchase, nor the accompanying Letter of Transmittal, nor any other offering material relating to the Tender Offer or the Securities may be distributed or made available in Andorra.

v

 SUMMARY TERM SHEET

The following are answers to some of the questions that you, as a Security Holder, may have about this Offer to Purchase. This summary highlights important and material information from this Offer to Purchase but does not purport to be complete. We urge you to read carefully this entire Offer to Purchase and the related Letter of Transmittal and the other documents to which we refer you before making any decision as to whether to tender your Securities. We have included section references to direct you to a more complete description of the topics addressed in this summary. Questions or requests for assistance may be directed to the Information Agent at its address and/or telephone number appearing on the back cover of this Offer to Purchase.

What are the securities sought in the Tender Offer?

The Offerors are offering, upon the terms and subject to the conditions set forth in this Offer to Purchase and the Letter of Transmittal, to purchase for cash the outstanding Securities of each series listed in the table on pages (i) to (ii) of this Offer to Purchase.

Who is offering to purchase my Securities?

RBSG, a company incorporated in Scotland and the holding company of a banking and financial services group, is offering to purchase, subject to the Aggregate Offer Limit, an amount up to the respective Series Offer Limits of each series of Securities set forth below (collectively, the "RBSG ADSs" and, together with the Preference Shares represented by the RBSG ADSs, collectively, the "RBSG Preference Shares"):

Securities Code	Acceptance Priority Level	Series Offer Limit	Securities
ISIN: US7800977479 CUSIP: 780097747	1	$585,000,000	Series R ADSs
ISIN: US7800977628 CUSIP: 780097762	2	$495,000,000	Series P ADSs
ISIN: US7800977966 CUSIP: 780097796	3	$832,500,000	Series M ADSs
ISIN: US7800977701 CUSIP: 780097770	4	$900,000,000	Series N ADSs
ISIN: US7800977396 CUSIP: 780097739	5	$855,000,000	Series S ADSs
ISIN: US7800977545 CUSIP: 780097754	6	$607,500,000	Series Q ADSs
ISIN: US7800977131 CUSIP: 780097713	7	$1,440,000,000	Series T ADSs
ISIN: US780097AU54 CUSIP: 780097AU5	8	$1,499,900,000	Series U ADSs
ISIN: US7800977883 CUSIP: 780097788	9	$765,000,000	Series L ADSs
ISIN: US7800978790 CUSIP: 780097879	10	$270,000,000	Series H ADSs
ISIN: US7800978048 CUSIP:780097804	11	$180,000,000	Series F ADSs

In addition, RBSG is offering to purchase, subject to the Aggregate Offer Limit, an amount up to the respective Series Offer Limits of each series of Securities set forth below (collectively, the "RBSG non-ADS Securities"):

Securities Code	Acceptance Priority Level	Series Offer Limit	Securities
ISIN: US74927FAA93 CUSIP: 74927FAA9	13	$470,200,000	Capital Trust IV Preferred Securities
ISIN: US749274AA41 CUSIP: 749274AA4	14	$321,925,000	Capital Trust I Preferred Securities
ISIN: US74927QAA58 CUSIP: 74927QAA5	15	$356,526,000	Capital Trust III Preferred Securities
ISIN: US74927PAA75 CUSIP: 74927PAA7	16	$393,572,000	Capital Trust II Preferred Securities
ISIN: US780097AS09 CUSIP: 780097AS0 and ISIN: XS0323865047 CUSIP: 032386504	17	$563,605,000	Fixed/Floating Preferred Securities
ISIN: US780097AH44 CUSIP: 780097AH4	18	$685,571,000	Series 1 PROs

NatWest, a company incorporated in England and Wales and a wholly-owned subsidiary of RBSG, is offering to purchase, subject to the Aggregate Offer Limit, an amount up to the Series Offer Limit of the NatWest Series C ADSs (together with the NatWest Series C Preference Shares, the "NatWest Securities"):

Securities Code	Acceptance Priority Level	Series Offer Limit	Securities
ISIN: US6385398820 CUSIP: 638539882	12	$270,000,000	NatWest Series C ADSs

Please see "The Tender Offer—Terms of the Tender Offer".

How much are you offering to pay? What is the form of payment? Will I have to pay any fees or commissions?

We are offering to pay in cash a purchase price equal to the applicable Tender Offer Consideration for the relevant series of Securities set forth in this Offer to Purchase (in each case, the "Tender Offer Consideration") plus, in each case, Accrued Distributions. As used herein, "Accrued Distributions" shall mean an amount equivalent to the dividend, interest or other periodic distribution which would have been payable on the relevant series of Securities on the Settlement Date (as defined below), if such date had been the payment date on such series of Securities and if such dividend, interest or other periodic distribution had been payable in respect of the period from (and including) the payment date prior to the Settlement Date (whether or not such dividend, interest or other periodic distribution was in fact paid) for such series of Securities to (but excluding) the Settlement Date. For the avoidance of doubt, the payment of any such amount shall not amount to the actual declaration and payment by us of a dividend, interest payment or other periodic distribution on the relevant series of Securities. Additionally, interest shall not be payable on any Tender Offer Consideration that is owed.

If you are the registered owner of your Securities on the books of the issuer thereof and you directly tender your Securities in the Tender Offer, you will not have to pay brokerage fees or incur similar expenses. However, if your Securities are held by a custodian or other nominee, such as a bank or broker, you may be charged a fee for services performed by such custodian in tendering such Securities. You should consult your broker or nominee to determine whether any charges will apply. We will bear the fees and expenses of soliciting tenders pursuant to this Offer to Purchase. Please see "The Tender Offer—Terms of the Tender Offer".

What is the expected timetable of the Tender Offer?

You should take note of the following important dates in connection with the Tender Offer:

Events	Dates	Description
Commencement of the Tender Offer	April 6, 2010	Tender Offer announced and commenced on April 6, 2010. Offer to Purchase available from the Information Agent. Summary advertisement published in the Wall Street Journal.
General Meeting of RBSG	Expected to be on April 28, 2010, at or around 2:00 p.m. London time	General Meeting of RBSG to approve the RBSG Repurchase Resolution (as defined below).
Announcement of Result of General Meeting of RBSG in respect of the RBSG Repurchase Resolution	As soon as reasonably practicable after the General Meeting of RBSG	Results of the General Meeting of RBSG as to whether the RBSG Repurchase Resolution has been passed will be announced in a press release.
Expiration Time	12:00 midnight New York City time, May 3, 2010 (which shall be the end of the day of May 3, 2010)	Final deadline for receipt of valid tenders of Securities.
Announcement of Results of Tender Offer	May 4, 2010 (by no later than 09:00 a.m. New York City time)	Results of the Tender Offer will be announced in a press release.
Settlement Date	May 6, 2010	Expected Settlement Date (as defined below) for the Tender Offer.

The above times and dates are subject to our right or, on certain conditions set forth in the U.S. federal securities laws, our obligation, to extend, reopen and/or amend any Offer (subject to applicable law and as provided in this Offer to Purchase). You are advised to check with any bank, securities broker or other intermediary through which they hold Securities whether such intermediary would require receipt of instructions to participate in or revocation of instructions to participate in the Tender Offer before the deadlines set out above. The deadlines set by each Clearing System, broker, bank, trust company, and custodian for the submission and withdrawal of a valid instruction to tender will also be earlier than the relevant deadlines specified in this Offer to Purchase.

RBSG expects to publish on May 7, 2010 an interim management statement in respect of the three-month period ended March 31, 2010.

What is the market value of my Securities as of a recent date?

On April 5, 2010, the last trading day before we publicly announced the Tender Offer, the last reported sales price of each of the Securities was as set forth below:

				As Reported on the Relevant Public Market on April 5, 2010
								Tender Offer Consideration(1) (as $ per Security Tendered or as a Percentage of Face Amount Tendered)
Securities Code	Acceptance Priority Level	Title of Securities and Trading Symbol (if available)	Public Market	Sales Price (including Accrued Distributions)		Strip Price (excluding Accrued Distributions)
ISIN: US7800977479 CUSIP: 780097747	1	Series R ADSs ("RBS Pr R")	New York Stock Exchange (the "NYSE")	12.65		12.55		$14.00 per Security
ISIN: US7800977628 CUSIP: 780097762	2	Series P ADSs ("RBS Pr P")	NYSE	12.73		12.63		$14.00 per Security
ISIN: US7800977966 CUSIP: 780097796	3	Series M ADSs ("RBS Pr M")	NYSE	12.85		12.75		$14.00 per Security
ISIN: US7800977701 CUSIP: 780097770	4	Series N ADSs ("RBS Pr N")	NYSE	12.75		12.65		$14.00 per Security
ISIN: US7800977396 CUSIP: 780097739	5	Series S ADSs ("RBS Pr S")	NYSE	13.24		13.13		$14.00 per Security
ISIN: US7800977545 CUSIP: 780097754	6	Series Q ADSs ("RBS Pr Q")	NYSE	13.37		13.26		$14.00 per Security
ISIN: US7800977131 CUSIP: 780097713	7	Series T ADSs ("RBS Pr T")	NYSE	14.39		14.27		$14.75 per Security
ISIN: US780097AU54 CUSIP: 780097AU5	8	Series U ADSs	Unlisted	63.67	(2)	63.50	(2)	66% per face amount
ISIN: US7800977883 CUSIP: 780097788	9	Series L ADSs ("RBS Pr L")	NYSE	16.05		15.96		$16.25 per Security
ISIN: US7800978790 CUSIP: 780097879	10	Series H ADSs ("RBS Pr H")	NYSE	19.71		19.59		$19.25 per Security
ISIN: US7800978048 CUSIP: 780097804	11	Series F ADSs ("RBS Pr F")	NYSE	20.89		20.77		$20.00 per Security
ISIN: US6385398820 CUSIP: 638539882	12	NatWest Series C ADSs ("NWPRC")	NYSE	21.06		20.89		$21.25 per Security
ISIN: US74927FAA93 CUSIP: 74927FAA9	13	Capital Trust IV Preferred Securities	Unlisted	—	(3)	—	(3)	52% per face amount
ISIN: US749274AA41 CUSIP: 749274AA4	14	Capital Trust I Preferred Securities	Unlisted	61.28	(4)	60.00	(4)	66% per face amount
ISIN: US74927QAA58 CUSIP: 74927QAA5	15	Capital Trust III Preferred Securities	Unlisted	57.37	(4)	57.25	(4)	66% per face amount
ISIN: US74927PAA75 CUSIP: 74927PAA7	16	Capital Trust II Preferred Securities	Unlisted	—	(3)	—	(3)	67% per face amount
ISIN: US780097AS09 CUSIP: 780097AS0 and ISIN: XS0323865047 CUSIP: 032386504	17	Fixed/Floating Preferred Securities ("ROY.BK.SCOT A")	LSE	—	(3)	—	(3)	74% per face amount
ISIN: US780097AH44 CUSIP: 780097AH4	18	Series 1 PROs ("RBSP1")	NYSE	—	(3)	—	(3)	86% per face amount

Notes:

(1)
The Tender Offer Consideration does not include Accrued Distributions, which will be paid by the Offerors in addition to the Tender Offer Consideration.

(2)
As reported on April 5, 2010 on Trade Reporting and Compliance Engine™ (TRACE™). Trading price is assumed to exclude Accrued Distributions.

(3)
Official trading data is not available in April 2010.

(4)
As reported on April 1, 2010 on TRACE™. Trading price is assumed to exclude Accrued Distributions.

We encourage you to obtain a recent quotation for your Securities before deciding whether or not to tender your Securities. Please see "Historical Price Range of the Securities".

Do you have the financial resources to make payment?

Yes. If an amount of Securities is validly tendered and not withdrawn such that the aggregate face amount of such Securities is equal to $3,350,000,000 (i.e., the Aggregate Offer Limit, as increased by an aggregate face amount of $150,000,000 under the circumstances described in this Offer to Purchase), we estimate the maximum total amount of funds necessary to complete the purchase of such Securities by the Offerors, pay Accrued Distributions on such Securities and pay related fees and expenses to be approximately $2,600,000,000 (assuming that the total purchase price for Securities accepted for purchase will be a sum of (x) the aggregate purchase price for all the series of Securities that have the highest Tender Offer Consideration multiplied by the applicable Series Offer Limit, up to the Aggregate Offer Limit plus (y) the respective Accrued Distributions for such series of Securities). We have sufficient cash and cash equivalents on hand to pay this amount in cash on the Settlement Date. The Tender Offer is not conditioned on our receipt of financing. Please see "Source and Amount of Funds".

What is the purpose of the Tender Offer?

The Tender Offer aims to generate core tier 1 capital for RBSG and its subsidiaries, including NatWest, and to further strengthen the quality of our capital base. If completed, the Tender Offer would generate a profit for the Group and thereby increase the Group's core tier 1 capital.

In the past, the Group focused principally on the Group's overall tier 1 ratio, but over the last two years investors and regulators have placed increasing emphasis on core tier 1 capital, which they see as having greater capacity to absorb losses in stressed conditions. The Group's strategic targets now centre on the core tier 1 ratio, and by further strengthening this ratio, the Offers will further enhance the Group's capital base.

The Offers will also give effect to certain undertakings made by the Group in December 2009 to Her Majesty's Treasury and the European Commission to improve the Group's regulatory capital position.

Securities other than the Capital Trust I Preferred Securities, Capital Trust II Preferred Securities, Capital Trust III Preferred Securities and Capital Trust IV Preferred Securities purchased pursuant to the Tender Offer will be cancelled and will not be held or reissued or resold. RBSG will continue to hold the Capital Trust I Preferred Securities, Capital Trust II Preferred Securities, Capital Trust III Preferred Securities and Capital Trust IV Preferred Securities purchased pursuant to the Tender Offer following the Settlement Date.

How long do I have to decide whether to tender my Securities in the Tender Offer?

You have until the Expiration Time, 12:00 midnight New York City time, on May 3, 2010 (which shall be the end of the day of May 3, 2010), or a later date if the Tender Offer is extended, to tender your Securities in the Tender Offer.

You are advised to check with any bank, securities broker or other intermediary through which you hold Securities whether such intermediary would require receipt of instructions to participate in or revocation of instructions to participate in the Tender Offer before the deadlines set out above.

The deadlines set by DTC, each Clearing System, broker, bank, trust company, and custodian for the submission and withdrawal of a valid instruction to tender will be earlier than the relevant deadlines specified in this Offer to Purchase.

Can the Tender Offer be extended, and under what circumstances?

Yes. We may, in our sole discretion, elect to extend the Tender Offer at any time or from time to time for any reason. Please see "The Tender Offer—Terms of the Tender Offer".

How will I be notified if the Tender Offer is extended?

If the Tender Offer is extended, we will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next Business Day (as defined below) after the day on which the Tender Offer was scheduled to expire. This announcement will also be posted on our website. We will also inform the Tender Agent and the Information Agent. The announcement will also be delivered through the LSE's Regulatory News Service and through the NYSE. Please see "The Tender Offer—Terms of the Tender Offer".

What will happen if the aggregate face amount of all Securities validly tendered and not withdrawn in the Tender Offer exceeds the Aggregate Offer Limit (i.e., $3,200,000,000)?

If the aggregate face amount of all Securities validly tendered and not withdrawn prior to the Expiration Time exceeds the Aggregate Offer Limit (i.e., $3,200,000,000), we will only accept for purchase a number of Securities such that the aggregate face amount of such Securities (which will comprise the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) does not exceed the Aggregate Offer Limit (subject to a possible increase in an aggregate face amount of up to $150,000,000 under the circumstances described herein). In such event, we will accept Securities for purchase in accordance with the Acceptance Priority Level set forth for each series of Securities in this Offer to Purchase. All Securities validly tendered and not withdrawn of any series having a higher Acceptance Priority Level (with "1" being the highest Acceptance Priority Level) will be accepted for purchase before any Securities of a series having a lower Acceptance Priority Level will be accepted for purchase. As an illustration, all Series L ADSs, which have an Acceptance Priority Level of 9, that are validly tendered and not withdrawn will be accepted for purchase before any Series H ADSs, which have an Acceptance Priority Level of 10 will be accepted for purchase and if, after accepting for purchase some or all of the Series L ADSs validly tendered and not withdrawn prior to the Expiration Time, the Aggregate Offer Limit has been reached, then no Securities of any series with an Acceptance Priority Level of 10 or below will be accepted for purchase.

With respect to Securities of the series with the lowest Acceptance Priority Level at which some, but not all, Securities may be accepted for purchase without the aggregate face amount of all Securities accepted for purchase exceeding the Aggregate Offer Limit, the relevant Offeror will accept for purchase in full, subject to the applicable Series Offer Limit, the Securities of such series that are validly tendered and not withdrawn prior to the Expiration Time if such acceptance would not cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of such Securities. If such acceptance in full, subject to the applicable Series Offer Limit, would cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount of such Securities, we will purchase from each tendering Security Holder Securities of such series up to the Aggregate Offer Limit. Such purchase will be subject to prorationing based on the total number of Securities of such series that are validly tendered and not withdrawn by all tendering Security Holders prior to the Expiration Time. We will calculate the proration factor for all Securities of such series by dividing (x) the aggregate amount of

Securities of such series that will be accepted for purchase by (y) the aggregate amount of Securities of such series that were validly tendered and not withdrawn prior to the Expiration Time. In each case, the Offerors will not accept valid tenders of Securities in respect of any series of Securities with a lower Acceptance Priority Level than such series. In the event that, after application of the proration factor described above, (i) the number of Securities that we would purchase from a Security Holder includes a fractional Security (or, in the case of an ADS, a fraction of the underlying preference share), we will round the number of Securities that we will purchase from such Security Holder down to the nearest whole Security (or, in the case of an ADS, an amount that represents one whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, we will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

Before calculating whether the aggregate face amount of all Securities validly tendered and not withdrawn would exceed the Aggregate Offer Limit (as may be increased as described herein), we will apply the Series Offer Limits to the amount of Securities validly tendered and not withdrawn of each series of Securities, as described more fully below. In the event that the amount of Securities of a particular series that are validly tendered and not withdrawn in the Tender Offer exceeds the Series Offer Limit with respect to such series, for purposes of applying the Aggregate Offer Limit as described above, only an amount of Securities of such series without exceeding the Series Offer Limit will be included in the calculation of the aggregate face amount of all Securities validly tendered and not withdrawn prior to the Expiration Time. Please see "The Tender Offer—Terms of the Tender Offer".

What will happen if more than the Series Offer Limit of any series of Securities are tendered?

If more than the applicable Series Offer Limit of particular series of Securities is validly tendered and not withdrawn prior to the Expiration Time, we will purchase a pro rata amount of Securities within such series from each tendering Security Holder, so that we would purchase no more than the applicable Series Offer Limit for such series of Securities.

In such event, the number of Securities that we will purchase from each tendering Security Holder will be subject to prorationing based on the number of Securities of such series validly tendered and not withdrawn by all tendering Security Holders prior to the Expiration Time. We will calculate the proration factor for each such series of Securities, by dividing (x) the Series Offer Limit for such series, by (y) the total number of Securities of such series that are validly tendered and not withdrawn prior to the Expiration Time. In the event that, after application of the proration factor describe herein, (i) the number of Securities that we would purchase from a Security Holder includes a fractional Security (or, in the case of an ADS, a fraction of the underlying preference share), we will round the number of Securities that we will purchase from such Security Holder down to the nearest whole Security (or, in the case of an ADS, an amount that represents one whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, we will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

Will those Securities that are currently listed on The New York Stock Exchange remain listed after the Tender Offer?

Yes. We will not terminate the listing of those Securities currently listed on the NYSE after the Tender Offer and we expect to continue to meet all of the eligibility criteria for maintaining such listings of the Securities on the NYSE.

Will those Securities that are currently listed on The London Stock Exchange remain listed after the Tender Offer?

Yes. We will not terminate the listing of those Securities currently listed on the LSE after the Tender Offer and we expect to continue to meet all of the eligibility criteria for maintaining such listings of the Securities on the LSE.

Following the Tender Offer, will RBSG and NatWest continue to make SEC filings?

Yes. RBSG and NatWest will continue to be subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), so long as any of their securities are traded on the NYSE and are otherwise subject to reporting obligations under the Exchange Act.

When will I receive payment for Securities that I tender?

We will pay the Tender Offer Consideration, plus Accrued Distributions (up to, but not including the Settlement Date) to the Tender Agent in cash, without interest thereon, for the Securities we accept for payment on the Settlement Date, which will be promptly after the Expiration Time, taking into account any extension of the Tender Offer. The Tender Agent will credit such cash payment to the appropriate account at DTC for further credit to its participants or will pay by check mailed to each registered holder or its assignee. We currently expect the Settlement Date to be May 6, 2010. Please see "The Tender Offer—Terms of the Tender Offer".

If I decide not to tender, how will the Tender Offer affect my Securities?

To the extent Securities of any particular series are tendered in the Tender Offer and purchased by us, the trading market for the outstanding Securities of each such series will become more limited. Typically, securities with smaller outstanding numbers available for trading, commonly referred to as the "float", command lower prices than do comparable securities with larger floats. Therefore, the market price for Securities not tendered or not purchased in the Tender Offer may be affected adversely to the extent that the Tender Offer reduces the float of Securities of the same series. The reduced float may also tend to make the trading price of such Securities more volatile. Please see "Market and Trading Information".

If you do not tender all of your Securities, such Securities that are not tendered will remain outstanding and the Tender Offer will not affect the terms of your Securities that you will not tender or, in the case of ADSs, the terms of the underlying Preference Shares. You will be entitled to receive dividends, interest, or other periodic distributions, as applicable, in accordance with the terms of the Securities you hold until such time as such Securities are redeemed by us in accordance with the terms and conditions governing the redemption of such Securities. However, in connection with the asset protection scheme announced by Her Majesty's Treasury on January 19, 2009 and entered into by the Group on December 22, 2009, as well as the State aid restructuring plan of the Group, RBSG has agreed that neither it nor any of its direct or indirect subsidiaries (excluding any companies in the RBS N.V. Group) shall pay investors any coupons or dividends on existing hybrid capital instruments during the Deferral Period, unless there is a legal obligation to do so. The following Securities are those which are included in the Tender Offer and which will be subject to the ban on dividend, interest and other periodic distribution payments for the duration of the Deferral Period: the Series R Preference Shares, the Series P Preference Shares, the Series M Preference Shares, the Series N Preference Shares, the Series S Preference Shares, the Series Q Preference Shares, the Series T Preference Shares, the Series U Preference Shares, the Capital Trust IV Preferred Securities, the Capital Trust I Preferred Securities, the Capital Trust III Preferred Securities, the Capital Trust II Preferred Securities and the Fixed/Floating Preferred Securities (collectively, the "Deferred Payment Securities"). Payments of dividends, interest and other periodic distributions on other Securities included in the Tender Offer and not listed in the preceding sentence will only be made subject to the terms of those Securities and of other relevant securities of the Group. While RBSG and NatWest are not currently able to stop payments on all of the Securities, they may be able to in the future. The Group would also be subject to restrictions on payments on its hybrid capital instruments should its core tier 1 ratio fall below 6 percent or if it were to fall below 6 percent as a result of such payment. For further details of these restrictions, see "Appendix 3 to the Letter From the Chairman of RBS—Principal Terms of the Issue of the B Shares and the Dividend Access Share—Undertakings" on page 77 to 79 of the Shareholder Circular published by RBSG on November 27, 2009 in connection with, among other things, its proposed accession to the asset protection scheme.

In addition, as part of the State aid commitments, the Group has agreed that neither RBSG nor any of its direct or indirect subsidiaries (excluding any companies in the RBS N.V. Group) will exercise any call rights in relation to existing hybrid capital instruments between November 24, 2009 and the end of the Deferral Period unless there is a legal obligation to do so. The Group's ability to exercise call rights after the end of the Deferral Period will depend on the date on which the capital stoppers in securities on which payments were deferred expires. Therefore, the Group will not be able to exercise call options on any existing hybrid capital instruments, including all securities included in the Offers, on their respective optional redemption dates until a period of time after the conclusion of the Deferral Period. Thereafter, any decision as to whether or not to exercise a call option will be taken on an economic basis at the time and will be subject to any required regulatory approvals.

The Group provided separate commitments in relation to the payment of coupons and dividends and the exercise of call rights by the RBS N.V. Group.

How do I tender my Securities?

In respect of each series of Securities other than Series U ADSs, you may tender your Securities of such series only in amounts equal to the authorized liquidation preference or authorized minimum denomination and integral multiples of that amount, as the case may be, of such series of Securities. In respect of Series U ADSs, you may tender your Securities for such series notwithstanding that such tendered amount may not be equal to the authorized liquidation preference for the underlying Series U Preference Shares, subject to any restrictions imposed by DTC or a Clearing System, if any. If the aggregate amount of Series U ADSs validly tendered and not withdrawn prior to the Expiration Time is not a multiple of $100,000 ($100,000 being the authorized liquidation preference for the underlying Series U Preference Shares), the Offerors will only accept, subject to the Aggregate Offer Limit and the Series Offer Limit, the highest aggregate amount of tendered Series U ADSs that is a multiple of $100,000 but not any amount in excess thereof. Such excess amount shall not be accepted for purchase based on a determination by lot by RBSG. Please see "The Tender Offer—Terms of the Tender Offer".

If you are a registered holder of Securities and wish to tender your Securities, you should complete and sign the Letter of Transmittal that accompanies this Offer to Purchase in accordance with the instructions in the Letter of Transmittal, and mail or deliver prior to the Expiration Time the signed Letter of Transmittal and all other required documents to the Tender Agent, at the addresses set forth on the back cover of this Offer to Purchase, together, if applicable, with certificates representing Securities tendered (or effective affidavits of loss relating to such certificates) as described in "The Tender Offer—Procedure for Tendering Securities". If you are a registered holder of Securities in uncertificated form and wish to tender your Securities, you must sign and deliver a Letter of Transmittal, as described above, but you will not deliver certificates evidencing your Securities.

If you beneficially own Securities through an account maintained with a broker, dealer, commercial bank, trust company or other DTC participant and wish to tender your Securities, you should contact your financial intermediary promptly and instruct it to tender Securities on your behalf by means of delivery through the book-entry system confirmation of DTC prior to the Expiration Time. To tender Securities held in book-entry form, a DTC participant must comply with the Automated Tender Offer Program ("ATOP") procedures of DTC described in "The Tender Offer—Procedure for Tendering Securities". In addition, the Tender Agent must receive, at or prior to the Expiration Time, a properly transmitted agent's message and a timely confirmation of book-entry transfer of the relevant Securities into the Tender Agent's account at DTC according to the procedure for book-entry transfer described in "The Tender Offer—Procedure for Tendering Securities".

If you are holding Securities in book-entry form through Euroclear and/or Clearstream and you wish to tender your Securities, you must instruct your financial intermediary through which you hold such securities to enter a Tender Instruction through the relevant Clearing System. The receipt of such Tender Instruction by Euroclear and/or Clearstream will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant Securities in your account with the relevant Clearing System so that no transfers may be effected in relation to such Securities. You must take the appropriate steps through Euroclear and/or Clearstream so that no transfers may be effected in relation to such blocked Securities at any time after the date of submission of such Tender Instruction, in accordance with the requirements of Euroclear and/or Clearstream and the deadlines required by Euroclear and/or Clearstream. If you are not a direct participant (a person who is shown in the records of Euroclear or Clearstream as a Securities Holder, a "Direct Participant") you must arrange for the Direct Participant through which you hold your Securities to submit a valid Tender Instruction on your behalf to Euroclear and/or Clearstream before the deadlines specified by the relevant Clearing System. Pursuant to your Tender Instruction, the relevant Clearing System will give instructions that will cause your Securities to be tendered to the Tender Agent through DTC. The tender will not be validly made until the Tender Agent receives the tender through DTC's system.

Until what time may I withdraw my previously tendered Securities?

You may withdraw your previously tendered Securities at any time prior to the Expiration Time and at any time after the expiration of 40 Business Days following commencement of the Tender Offer until we accept such Securities for payment. Please see "The Tender Offer—Withdrawal Rights". Any notice of withdrawal must be timely received by the Tender Agent.

How do I withdraw my previously tendered Securities?

To withdraw your previously tendered Securities, you must deliver a written notice of withdrawal, or a facsimile of one, with the required information to the Tender Agent, while you still have the right to withdraw your Securities. If you tendered your Securities by giving instructions to a broker, bank, trust company, custodian or other nominee, you must instruct the broker, bank, trust company, custodian or other nominee to arrange for the withdrawal of your Securities. Please see "The Tender Offer—Withdrawal Rights".

You are advised to check with any bank, securities broker or other intermediary through which they hold Securities whether such intermediary would require receipt of instructions to participate in or revocation of instructions to participate in the Tender Offer before the deadlines set out above.

The deadlines set by DTC, each Clearing System, broker, bank, trust company, and custodian for the submission and withdrawal of a valid instruction to tender will be earlier than the relevant deadlines specified in this Offer to Purchase.

What are the key conditions of the Tender Offer?

We will not purchase any Securities unless they have been validly tendered and not withdrawn prior to the Expiration Time, the special conditions described below have been satisfied or waived by us and the general conditions described under "The Tender Offer—Conditions of the Tender Offer" have been satisfied or waived by us.

Shareholder Approval

RBSG requires shareholder approval from its shareholders to repurchase the RBSG Preference Shares subject to this Tender Offer. RBSG will seek approval from its shareholders for the repurchase of the RBSG Preference Shares and certain other preference shares issued by RBSG (the "RBSG Repurchase Resolution") at a general meeting of the shareholders of RBSG (the "GM"), which is expected to take place on or about April 28, 2010. A circular to RBSG shareholders containing a notice of the GM and proposing the relevant resolutions will be dispatched in due course. In order for the RBSG Repurchase Resolution to be approved, a minimum of 75% of the shareholders of RBSG voting at the GM must vote in favor of the RBSG Repurchase Resolution. Her Majesty's Treasury currently holds 68.39 per cent. of the issued Ordinary Shares of RBSG. These shares are managed by UK Financial Investments Ltd. While the board of UK Financial Investments Ltd. have not yet had an opportunity to formally consider the relevant resolutions and resolve on whether to vote UK Financial Investments Ltd.'s Ordinary Shares of RBSG in favor of the relevant resolutions at the GM, Her Majesty's Treasury has indicated to the Board of Directors of RBSG that it supports the Tender Offer. RBSG will not accept for repurchase any RBSG ADSs tendered unless the RBSG Repurchase Resolution is approved by the shareholders of RBSG prior to the Expiration Time. If this condition is not satisfied prior to the Expiration Time, the Offerors will terminate the Tender Offer.

The RBSG Repurchase Resolution is required by section 694 of the Companies Act 2006 ("Section 694"). The Tender Offer is being conducted by way of off-market purchases which require the prior approval of shareholders of RBSG by special resolution. Section 694 requires that the terms of any off-market purchase be available for inspection at the registered office of RBSG for no less than 15 days ending with the date of the GM. Accordingly, the Conditional Repurchase Agreement (as defined below) containing such terms, together with this Offer to Purchase, will be available for inspection from April 6, 2010 at 36 St. Andrew Square, Edinburgh EH2 2YB. If the terms of any Offer change during this 15 day period, RBSG will consider whether it is necessary to call a new general meeting. If it is necessary in RBSG's opinion to call such a new general meeting, this will delay the overall timetable for the Tender Offer. RBSG will announce further details if any such new general meeting is required.

It is a term of the Offers relating to the RBSG ADSs and NatWest Series C ADSs that any such Securities that are validly tendered and accepted for payment by RBSG or NatWest, as the case may be, shall be transferred on trust to BNY Corporate Trustee Services Limited (the "Preference Share Trustee"). By tendering Securities in the Tender Offer, a Security Holder of such Securities shall be deemed to agree that such Securities accepted for payment by RBSG or NatWest, as the case may be, will be transferred to the Preference Share Trustee on the Settlement Date. The Preference Share Trustee shall hold such Securities on trust for the relevant Security Holders in accordance with a trust deed, dated April 6, 2010, entered into between RBSG, NatWest and the Preference Share Trustee (the "Trust Deed") and shall require RBSG or NatWest, as the case may be, to purchase such Securities pursuant to a conditional repurchase agreement, dated April 6, 2010, entered into among RBSG, NatWest and the Preference Share Trustee (the "Conditional Repurchase Agreement"). The Conditional Repurchase Agreement requires each of RBSG (in the case of RBSG ADSs) and NatWest (in the case of NatWest Series C ADSs) to effect a repurchase, by way of an off-market purchase (as defined in Section 694), of full legal and beneficial title in the relevant Securities held by the Preference Share Trustee on the Settlement Date pursuant to and in accordance with the terms of this Offer to Purchase. The consideration for any such repurchase will be paid directly by RBSG or NatWest, as the case may be, to the Tender Agent for the benefit of the relevant Security Holder.

Consummation of Offers prior to Longstop Date

Each Offer is conditioned on there not existing any change or development that, in our reasonable judgment, would or may cause the settlement of such Offer to occur after June 7, 2010 (the "Longstop Date").

Condition related to Aggregate Offer Limit

Each Offer for any series of Securities is conditioned on the aggregate face amount of all Securities accepted for purchase with an Acceptance Priority Level higher than the Acceptance Priority Level of such series of Securities not exceeding the Aggregate Offer Limit (as may be increased under the circumstances described herein).

How many Offers are you making?

This Tender Offer consists of separate Offers, one for each series of Securities. No Offer is conditioned on the successful completion of any other Offer. However, each Offer is conditioned on satisfaction of the special and general conditions described under "The Tender Offer—Conditions of the Tender Offer". The Tender Offer is not conditioned on a minimum number of Securities being tendered, either collectively or in any individual Offer.

Can an Offer be withdrawn, and under what circumstances?

If any of the conditions relating to an Offer have not been satisfied prior to the Expiration Time, including the approval of the RBSG Repurchase Resolution by the shareholders of RBSG (which is a condition to each Offer hereunder), such Offer may be withdrawn.

When will I be notified of the results of the Tender Offer?

The conditions to the Tender Offer must be satisfied (or waived) prior to the Expiration Time. We will make a public announcement of the results of the Tender Offer and whether the conditions to the Tender Offer have been satisfied or waived on the first business day (a day other than a Saturday, Sunday or federal holiday in the United States, a "Business Day") following expiration of the Tender Offer, taking into account any extensions of the Tender Offer. We will post this announcement on our website at http://www.investors.rbs.com. In addition, the announcement will be delivered through the LSE's Regulatory News Service and through the NYSE.

Are appraisal rights available in the Tender Offer?

No. Appraisal rights are not available in the Tender Offer.

Will I be taxed on the cash that I receive?

The receipt of cash in the Tender Offer in exchange for Securities will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. You should consult your tax advisor about the particular effect the proposed transactions will have on your Securities. Please see "Certain U.S. Federal Income Tax Consequences".

Where can I find out more information about the Offerors?

You can find out more information about us from the sources described in "Certain Information Concerning the Offerors".

Whom can I contact with questions about the Tender Offer?

You can contact our Information Agent, D.F. King & Co., Inc., collect at +1 212 269 5550 or toll-free at +1 800 859 8511 with questions regarding the Tender Offer or to obtain additional copies of the Offer to Purchase and the Letter of Transmittal.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER FACTORS

We may make forward-looking statements in this Offer to Purchase or in other documents filed by RBSG or NatWest with the SEC that are incorporated by reference into this Offer to Purchase. Forward-looking statements, as the term is defined in the United States Private Securities Act of 1995, can be identified by the use of forward-looking terminology and statements that include words such as "expect", "estimate", "project", "anticipate", "believes", "should", 'intend", "plan", "probability", "risk", "Value at Risk ("VaR")", "target", "goal", "objective", "will", "endeavor", "outlook", "optimistic", "prospects" or by the use of similar expressions or variations on such expressions. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this document as well as certain documents incorporated by reference into this Offer to Purchase include forward-looking statements relating, but not limited, to RBSG's and its subsidaries' potential exposures to various types of market risks, such as interest rate risk, foreign exchange rate risk and commodity and equity price risk, the future structure of RBS NV and its capitalisation, portfolios, capital ratios, return on equity, funding and risk profile, the timing of the ABN AMRO separation process, the willingness and ability of RBSG to fund its subsidiaries and the protection provided by the asset protection scheme announced by Her Majesty's Treasury. Such statements are subject to risks and uncertainties. For example, certain of the market risk disclosures are dependent on choices about key model characteristics and assumptions, and are subject to various limitations. By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this document include, but are not limited to: developments in the global financial markets, and their impact on the financial industry in general and the RBSG and its subsidiaries in particular; the effect on the RBSG's and its subsidiaries' capital of write downs and impairment charges caused by depressed asset valuations; general economic conditions in the UK and in other countries in which the RBSG and its subsidiaries have significant business activities or investments, including the United States; the full nationalisation of the RBSG and its subsidiaries or other resolution procedures under the Banking Act 2009; the monetary and interest rate policies of the Bank of England, the Board of Governors of the Federal Reserve System and other G7 central banks; inflation; deflation; unanticipated turbulence in interest rates, foreign currency exchange rates, commodity prices and equity prices; changes in UK and foreign laws, regulations and taxes, including changes in regulatory capital regulations; a change of UK Government or changes to UK Government policy; changes in RBSG's and its subsidiaries' credit ratings; RBSG' and its subsidiaries' participation in the asset protection scheme announced by Her Majesty's Treasury and the effect of such scheme on RBSG's and its subsidiaries' financial and capital position; the conversion of the B Shares in accordance with their terms; the ability to access the contingent capital arrangements with Her Majesty's Treasury; limitations on, or additional requirements imposed on, RBSG's and its subsidiaries' activities as a result of Her Majesty's Treasury's investment in RBSG and its subsidiaries; changes in competition and pricing environments; the financial stability of other financial institutions, and RBSG's and its subsidiaries' counterparties and borrowers; the value and effectiveness of any credit protection purchased by RBSG and its subsidiaries; the ability to achieve revenue benefits and cost savings from the integration of certain of ABN AMRO's businesses and assets; natural and other disasters; the inability to hedge certain risks economically; the ability to access sufficient funding to meet liquidity needs; the ability to complete restructurings on a timely basis, or at all, including the disposal of certain non-core assets and assets and businesses required as part of the European Commission State Aid approval; the adequacy of loss reserves; acquisitions or restructurings; technological changes; changes in consumer spending and saving habits; and the success of RBSG and its subsidiaries in managing the risks involved in the foregoing. Please refer to RBSG's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on April 29, 2009, as amended by a filing with the SEC on September 8, 2009 and amended and restated and furnished to the SEC on Form 6-K on September 30, 2009 (the "RBSG Annual Report"), RBSG's Annual Results 2009 furnished to the SEC on Form 6-K on March 5, 2010, NatWest's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, as filed with the SEC on May 28, 2009 and NatWest's Interim Financial Report furnished to the SEC on Form 6-K on September 1, 2009 for additional factors that could impact any forward-looking statement contained herein. Any forward-looking statements made in or incorporated by reference into this Offer to Purchase speak only as of the date of this Offer to Purchase. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this Offer to Purchase or to reflect the occurrence of unanticipated events, and do not assume any responsibility to do so. Security Holders should, however, consult any further disclosures of a forward-looking nature made in other documents that are incorporated by reference into this Offer to Purchase.

 THE TENDER OFFER

Terms of the Tender Offer

On the terms and subject to the conditions described in this Offer to Purchase, we are offering to purchase from the Security Holders for cash the outstanding securities of each series of Securities set forth in this Offer to Purchase with an aggregate face amount up to the Aggregate Offer Limit, and subject to the Series Offer Limits applicable to each series of Securities, at the Tender Offer Consideration for each series of the Securities plus, in each case, Accrued Distributions.

Each Offer will expire at the Expiration Time, unless extended by us. We reserve the right to extend or amend an Offer at any time, subject to all applicable laws.

If we decide (or are required) to extend the Tender Offer, we will make a public announcement of the extension, not later than 9:00 a.m., New York City time, on the next Business Day after the day on which the Tender Offer was scheduled to expire. We will post this announcement on our website, and the announcement will also be delivered through the LSE's Regulatory News Service and through the NYSE. During any extension, all Securities previously tendered and not withdrawn will remain subject to the Tender Offer, subject to your right to withdraw your Securities. Please see "—Withdrawal Rights".

This Tender Offer consists of separate Offers, one for each series of Securities, for a number of Securities up to the Series Offer Limit for such Series. No Offer is conditioned on the successful completion of any other Offer. However, each Offer is conditioned on satisfaction of the conditions described under "—Conditions of the Tender Offer". The Tender Offer is not conditioned on a minimum number of Securities being tendered, either collectively or in any individual Offer.

If you do not tender all of your Securities, such Securities that are not tendered will remain outstanding and the Tender Offer will not affect the terms of your Securities that you will not tender or, in the case of ADSs, the terms of the underlying Preference Shares. You will be entitled to receive interest, dividends or periodic distributions, as applicable, as, if and when declared by our boards of directors at the annual rates and amounts per Security per year (if any) (as determined by the terms and conditions governing each series of the Preference Shares), until such time as the Securities are redeemed by us in accordance with the terms and conditions governing the redemption of each series of the Securities. However, in connection with the asset protection scheme announced by Her Majesty's Treasury on January 19, 2009 and entered into by the Group on December 22, 2009, as well as the State aid restructuring plan of the Group, RBSG has agreed that neither it nor any of its direct or indirect subsidiaries (excluding any companies in the RBS N.V. Group) shall pay investors any coupons or dividends on existing hybrid capital instruments during the Deferral Period, or exercise any call rights in relation to the same between November 24, 2009 and the end of the Deferral Period, unless there is a legal obligation to do so. The Deferred Payment Securities, which are included in the Tender Offer will be subject to the ban on dividend, interest and other periodic distribution payments for the duration of the Deferral Period. Payments of dividends, interest and other periodic distributions on other Securities included in the Tender Offer will only be made subject to the terms of those Securities and of other relevant securities of the Group. While RBSG and NatWest are not currently able to stop payments on all of the Securities, they may be able to in the future. The Group would also be subject to restrictions on payments on its hybrid capital instruments should its core tier 1 ratio fall below 6 percent or if it were to fall below 6 percent as a result of such payment. For further details of these restrictions, see "Appendix 3 to the Letter From the Chairman of RBS—Principal Terms of the Issue of the B Shares and the Dividend Access Share—Undertakings" on page 77 to 79 of the Shareholder Circular published by RBSG on November 27, 2009 in connection with, among other things, its proposed accession to the asset protection scheme.

In addition, as part of the State aid commitments, the Group has agreed that neither RBSG nor any of its direct or indirect subsidiaries (excluding any companies in the RBS N.V. Group) will exercise any call rights in relation to existing hybrid capital instruments between November 24, 2009 and the end of the Deferral Period unless there is a legal obligation to do so. The Group's ability to exercise call rights after the end of the Deferral Period will depend on the date on which the capital stoppers in securities on which payments were deferred expires. Therefore, the Group will not be able to exercise call options on any existing hybrid capital instruments, including all securities included in the Offers, on their respective optional redemption dates until a period of time after the conclusion of the Deferral Period. Thereafter, any decision as to whether or not to exercise a call option will be taken on an economic basis at the time and will be subject to any required regulatory approvals.

The Group provided separate commitments in relation to the payment of coupons and dividends and the exercise of call rights by the RBS N.V. Group.

Aggregate Offer Limit

If the aggregate face amount of all Securities validly tendered and not withdrawn prior to the Expiration Time would exceed the Aggregate Offer Limit (i.e., $3,200,000,000), we will only accept for purchase a number of Securities such that the aggregate face amount of such Securities does not exceed the Aggregate Offer Limit (subject to a possible increase in an aggregate face amount of up to $150,000,000 under the circumstances described herein). In such event, we will accept Securities for purchase in accordance with the Acceptance Priority Level set forth for each series of Securities in this Offer to Purchase. All Securities validly tendered and not withdrawn of any series having a higher Acceptance Priority Level (with "1" being the highest Acceptance Priority Level) will be accepted for purchase before any Securities of a series having a lower Acceptance Priority Level will be accepted for purchase.

With respect to Securities of the series with the lowest Acceptance Priority Level at which some, but not all, Securities may be accepted for purchase without the aggregate face amount of all Securities accepted for purchase exceeding the Aggregate Offer Limit, the relevant Offeror will accept for purchase in full, subject to the applicable Series Offer Limit, the Securities of such series that are validly tendered and not withdrawn prior to the Expiration Time if such acceptance would not cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount (comprising the aggregate principal amount of those Securities that are debt securities and the aggregate liquidation preference of those Securities that are equity securities) of such Securities. If such acceptance in full, subject to the applicable Series Offer Limit, would cause the relevant Offeror to exceed the Aggregate Offer Limit by more than $150,000,000 in aggregate face amount of such Securities, we will purchase from each tendering Security Holder Securities of such series up to the Aggregate Offer Limit. Such purchase will be subject to prorationing based on the total number of Securities of such series that are validly tendered and not withdrawn by all tendering Security Holders prior to the Expiration Time. We will calculate the proration factor for all Securities of such series by dividing (x) the aggregate amount of Securities of such series that will be accepted for purchase by (y) the aggregate amount of Securities of such series that were validly tendered and not withdrawn prior to the Expiration Time. In each case, the Offerors will not accept valid tenders of Securities in respect of any series of Securities with a lower Acceptance Priority Level than such series. In the event that, after application of the proration factor described above, (i) the number of Securities that we would purchase from a Security Holder includes a fractional Security (or, in the case of an ADS, a fraction of the underlying preference share), we will round the number of Securities that we will purchase from such Security Holder down to the nearest whole Security (or, in the case of an ADS, an amount that represents one whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, we will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

Before calculating whether the aggregate face amount of all Securities validly tendered and not withdrawn would exceed the Aggregate Offer Limit (as may be increased as described herein), we will apply the Series Offer Limits to the amount of Securities validly tendered and not withdrawn of each series of Securities, as described more fully below. In the event that the amount of Securities of a particular series that are validly tendered and not withdrawn in the Tender Offer exceeds the Series Offer Limit with respect to such series, for purposes of applying the Aggregate Offer Limit as described above, only an amount of Securities of such series without exceeding the Series Offer Limit will be included in the calculation of the aggregate face amount of all Securities validly tendered and not withdrawn prior to the Expiration Time.

Series Offer Limit

If more than the applicable Series Offer Limit of a particular series of Securities is validly tendered and not withdrawn prior to the Expiration Time, we will purchase a pro rata amount of Securities within such series from each tendering Security Holder, so that we would purchase no more than the applicable Series Offer Limit for such series of Securities.

In such event, the number of Securities that we will purchase from each tendering Security Holder will be subject to prorationing based on the number of Securities of such series validly tendered and not withdrawn by all tendering Security Holders prior to the Expiration Time. We will calculate the proration factor for each such series of Securities, by dividing (x) the Series Offer Limit for the such series, by (y) the total number of Securities of such series that are validly tendered and not withdrawn prior to the Expiration Time. In the event that, after application of the proration factor describe above, (i) the number of Securities that we would purchase from a Security Holder includes a fractional Security (or, in the case of an ADS, a fraction of the underlying preference share), we will round the number of Securities that we will purchase from such Security Holder down to the nearest whole Security (or, in the case of an ADS, an amount that represents one whole underlying preference share) or (ii) the resultant amount is not in an integral multiple authorized for such series of Securities, we will round the amount down to the nearest authorized integral multiple for the applicable series of Securities.

We will pay for Securities that we purchase in each Offer in same day funds on the settlement date, currently expected to be May 6, 2010 (subject to the passing of the RBSG Repurchase Resolution, and subject to the right or obligation of the Offerors to extend and/or amend the Tender Offer, the "Settlement Date"). Notwithstanding anything to the contrary in this Offer to Purchase, it is a special condition of our acceptance for purchase of any Securities that the Settlement Date shall be no later than the Longstop Date.

Security Holders who validly tender and do not withdraw Securities in accordance with the instructions set forth in this Offer to Purchase and the Letter of Transmittal at or prior to the Expiration Time will receive from us (through the Tender Agent) consideration in an amount per Security so tendered equal to the Tender Offer Consideration for Securities of such series set forth in the table on pages (i) to (ii) of this Offer to Purchase, upon the terms and subject to the conditions set forth in this Offer to Purchase and the Letter of Transmittal, plus, in each case, Accrued Distributions.

Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time:

•
to terminate the Tender Offer and not accept for payment or pay for any Securities not previously accepted for payment or paid for, upon the failure of any of the conditions of the Tender Offer to be satisfied prior to the Expiration Time; and

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to waive any condition (except as otherwise set forth herein) prior to the expiration of the Tender Offer or otherwise extend or amend the Tender Offer in any respect, by giving written notice of such extension or amendment to the Tender Agent and by making a public announcement.

If we accept any Securities for payment pursuant to the terms of an Offer, we will accept for payment all Securities of the relevant Series validly tendered and not withdrawn before the expiration of the Tender Offer (subject to the Aggregate Offer Limit and the Series Offer Limits as described above), and, on the terms and subject to the conditions of the Tender Offer, we will promptly pay for all Securities so accepted for payment. We confirm that our reservation of the right to delay payment for Securities that we have accepted for payment is limited by Rule 14e-1(c) and Rule 13e-4(f)(5) under the Exchange Act, which require that a bidder pay the consideration offered or return the tendered Securities promptly after the termination or withdrawal of a tender offer.

Subject to applicable law (including Rule 13e-4(d)(2) under the Exchange Act, which requires that any material change in the information published, sent or given to security holders in connection with the Tender Offer be promptly disseminated to security holders in a manner reasonably designed to inform security holders of such change) and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a press release through a leading news wire service.

If we make a material change in the terms of the Tender Offer or the information concerning the Tender Offer, we will extend the Tender Offer to the extent required under the Exchange Act. We will follow any extension, termination, amendment or delay of the Tender Offer, as promptly as practicable, with a public announcement. The announcement will also be delivered through the LSE's Regulatory News Service and through the NYSE. We will also inform the Tender Agent and the Information Agent. In the case of an extension, the related announcement will be issued no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Time. If, prior to the Expiration Time, we change the Aggregate Offer Limit or any of the Series Offer Limits or the consideration offered to you, and if at the time notice of such a change is first published, sent or given to you, the Tender Offer is scheduled to expire at any time earlier than the tenth Business Day from and including the date that the related notice is first published, sent or given, we will extend the Tender Offer until the expiration of a ten Business Day period following such notice.

Security Holders will not be obligated to pay brokerage commissions or fees or transfer taxes with respect to the purchase of Securities by the Offerors. If you are a registered owner of your Securities on the books of the issuer thereof and you directly tender your Securities in the Tender Offer, you will not have to pay brokerage fees or incur similar expenses. However, if the Securities are held by a custodian, such as a bank or broker, Security Holders may be charged a fee for services performed by such custodian in tendering such Securities. We will bear the fees and expenses of soliciting tenders pursuant to this Offer to Purchase.

Acceptable Forms of Tender

In respect of each series of Securities other than Series U ADSs, you may tender your Securities of such series only in amounts equal to the authorized liquidation preference or authorized minimum denomination and integral multiples of that amount, as the case may be, of such series of Securities. In respect of Series U ADSs, you may tender your Securities for such series notwithstanding that such tendered amount may not be equal to the authorized liquidation preference for the underlying Series U Preference Shares, subject to any restrictions imposed by DTC or a Clearing System, if any. If the aggregate amount of Series U ADSs validly tendered and not withdrawn prior to the Expiration Time is not a multiple of $100,000 ($100,000 being the authorized liquidation preference for the underlying Series U Preference Shares), the Offerors will only accept, subject to the Aggregate Offer Limit and the Series Offer Limit, the highest aggregate amount of tendered Series U ADSs that is a multiple of $100,000 but not any amount in excess thereof. Such excess amount shall not be accepted for purchase based on a determination by lot by RBSG.

Acceptance for Payment and Payment for Securities

Upon the terms and subject to the conditions of each Offer (including, if an Offer is extended or amended, the terms and conditions of any such extension or amendment), subject to the application of the Aggregate Offer Limit as described above, we will accept for payment all Securities that Security

Holders validly tender and do not withdraw pursuant to such Offer up to the Series Offer Limit applicable to the relevant series of Securities as described above in "—Terms of the Tender Offer".

We will pay the Tender Offer Consideration, plus, in each case, Accrued Distributions, for Securities accepted for payment pursuant to the Tender Offer. We will publicly announce in accordance with applicable law and in any event issue a press release no later than 9:00 a.m., New York City time, on the Business Day following the Expiration Time, stating whether the conditions to the Offer have been satisfied or, subject to applicable law, waived by us. If a condition is waived with respect to any or all Offers, we will keep such Offer or Offers open for at least five Business Days following such waiver. We will also announce the results of the Tender Offer and the proration factor for each series of the Securities, if any. If we are unable to determine promptly the proration factor, we will announce the preliminary results. We will pay for all Securities accepted for payment pursuant to the Tender Offer promptly following the calculation of the proration factor. We will pay for Securities that each Offeror purchases in an Offer in same day funds on the Settlement Date.

On the Settlement Date, the Tender Agent will arrange for all purchased Securities to be transferred to the order of the relevant Offeror and we will deliver to the Tender Agent for delivery to tendering Security Holders the amount of cash necessary to pay to each Security Holder the Tender Offer Consideration plus, in each case, Accrued Distributions, with respect to the Securities tendered by such Security Holder. For the purpose of each Offer, we will be deemed to have accepted for purchase validly tendered Securities (or defectively tendered Securities with respect to which we have waived such defect) if and when we give oral (promptly confirmed in writing) or written notice of such acceptance to the Tender Agent.

We will pay for Securities accepted for purchase by us pursuant to the Tender Offer by depositing cash with the Tender Agent. The Tender Agent will act as the Security Holders' agent for the purpose of receiving cash from us and transmitting such cash to the Security Holders. Provided that we have deposited the cash with the Tender Agent on or before the Settlement Date, additional amounts will not be payable for the period of any delay in respect of the receipt by Security Holders of such cash. In all cases, issuance of cash for Securities accepted for purchase by us pursuant to the Offer will be made by us to the Tender Agent on the Settlement Date and will be credited by the Tender Agent to the appropriate account at DTC for further credit to its participants or will be paid by check mailed to each registered holder or its assignee. If we extend the Tender Offer or are unable to accept Securities for payment pursuant to the Tender Offer for any reason, then, without prejudice to our rights under the Tender Offer, the Tender Agent may, nevertheless, on our behalf, retain tendered Securities, and such Securities may not be withdrawn except to the extent that tendering Security Holders are entitled to withdrawal rights as described herein under "—Withdrawal Rights", or as otherwise required by Rule 14e-1(c) and Rule 13e-4(f)(5) under the Exchange Act.

Under no circumstances will interest on the purchase price for the Securities be paid, regardless of any delay in making such payment.

If we do not accept any tendered Securities for any reason, or if certificates are submitted for more Securities than are tendered, we will return certificates for those unpurchased Securities, without expense to the tendering Security Holder (or, in the case of Securities tendered by book-entry transfer of such Securities into the Tender Agent's account at DTC, such Securities will be credited to an account maintained with DTC) as promptly as practicable following the expiration or termination of the Tender Offer.

We reserve the right to transfer or assign, in whole or from time to time in part, to one or more of our direct or indirect subsidiaries, the right to purchase all or any portion of the Securities tendered pursuant to the Tender Offer, but any such transfer or assignment will not relieve us of our obligations under the Tender Offer and will in no way prejudice your right to receive payment for Securities validly tendered and accepted for payment pursuant to the Tender Offer.

Procedure for Tendering Securities

Security Holders are advised to check with any bank, securities broker or other intermediary through which they hold Securities whether such intermediary would require receipt of instructions to participate in, or revocation of instructions to participate in, the Tender Offer before the deadlines specified in this Offer to Purchase. The deadlines set by DTC and each Clearing System for the submission and withdrawal of Tender Instructions will also be earlier than the relevant deadlines specified in this Offer to Purchase.

Procedures for Tendering Securities Held in Book-Entry Form with DTC

Security Holders that wish to have their Securities tendered and that beneficially own Securities through an account maintained by a broker, dealer, commercial bank, trust company or other DTC participant should contact their DTC participant promptly and instruct it to tender their Securities on their behalf by means of delivery through the book-entry confirmation of DTC prior to the Expiration Time.

To tender Securities held in book-entry form, a DTC participant must comply with the ATOP procedures of DTC described below. In addition, the Tender Agent must receive, at or prior to the Expiration Time, a properly transmitted agent's message and a timely confirmation of book entry transfer of the relevant Securities into the Tender Agent's account at DTC according to the procedure for book-entry transfer described below.

The tender of Securities by a Security Holder will constitute, subject to acceptance by the Offerors, a binding agreement between the Security Holder and the Offerors, in accordance with the terms and subject to the conditions described in this Offer to Purchase and in the Letter of Transmittal.

The Tender Agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's ATOP to tender. DTC participants may, instead of physically completing and signing the Letter of Transmittal and delivering it to the Tender Agent, transmit an acceptance of the Offer electronically. DTC participants may do so by causing DTC to transfer the Securities to the Tender Agent in accordance with its procedures for transfer and to send an agent's message to the Tender Agent. The term "agent's message" means a message transmitted by DTC, received by the Tender Agent and forming part of the book entry confirmation, to the effect that: (i) DTC has received an express acknowledgment from a DTC participant in ATOP that it is tendering Securities that are the subject of such book-entry confirmation, (ii) such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and this Offer to Purchase and (iii) the agreement may be enforced against such DTC participant.

By submitting a valid Tender Instruction to DTC in accordance with its standard procedures, a Security Holder and any DTC participant submitting such Tender Instruction on such Security Holder's behalf shall be deemed to agree, and acknowledge, represent, warrant and undertake, to us, the Tender Agent and the Joint Dealer Managers at the Expiration Time and the time of settlement on the Settlement Date (if a Security Holder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such Security Holder or Direct Participant should contact the Tender Agent immediately) that it irrevocably constitutes and appoints the Tender Agent as the true and lawful agent and attorney in fact of such Security Holder with respect to any such tendered Securities, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to: (i) transfer ownership of such Securities on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or as ordered by the Offeror, (ii) present such Securities for transfer on the relevant security register and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Securities (except that the Tender Agent will have no rights to, or control over, funds from us except as agent for the tendering Security Holders in connection with the payment by us of the Tender Offer Consideration and Accrued Distributions for any tendered Securities that we purchase).

In all cases, payment for Securities tendered and accepted for payment pursuant to the Tender Offer will be made only after timely receipt by the Tender Agent of a book-entry confirmation of the delivery of such Securities and an agent's message.

Procedures for Registered Holders of Securities in Certificated or Uncertificated Form

If a Security Holder is a registered holder of (which means a holder on the books of the depositary or trustee, as the case may be, of the Securities) and has a certificate evidencing its ownership of Securities, such Security Holder will need to do each of the following before the Expiration Time:

•
complete and execute the Letter of Transmittal in accordance with the instructions on the form; and

•
deliver the properly completed and duly executed Letter of Transmittal (together with the certificate evidencing its Securities) and any other documents specified in the Letter of Transmittal, to the Tender Agent.

A Security Holder's signature on the Letter of Transmittal in some circumstances must be guaranteed by a financial institution eligible to do so because it is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchange Medallion Program (referred to in this Offer to Purchase as eligible institutions). Most banks, savings and loans associations and brokerage houses are participants in these programs and therefore eligible institutions. A Security Holder does not need to have its signature guaranteed by an eligible institution if (i) it is the registered holder of Securities tendered and it has not completed the box entitled "Special Issuance Instructions" in the Letter of Transmittal; or (ii) it is tendering Securities for the account of an eligible institution.

If Securities are forwarded to the Tender Agent in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.

If Securities are registered in the name of a person other than the signatory of the Letter of Transmittal, then the tendered Securities must be endorsed or accompanied by appropriate stock powers. The stock powers must be signed exactly as the name or names of the registered owner or owners appearing on the Securities, with the signature on the Securities or stock powers guaranteed as described above.

If a Security Holder fails to correctly deliver its Letter of Transmittal (and a certificate evidencing its Securities) before the Expiration Time, such Security Holder's tender may not be valid and may not be accepted.

If a Security Holder holds Securities in the Global BuyDIRECT Plan or in book-entry form on the books of a depositary that are in uncertificated form, such Security Holder must sign and deliver a Letter of Transmittal as described above, but such Security Holder does not need to deliver a certificate evidencing its Securities held in the Plan.

In all cases, payment for Securities tendered and accepted for payment pursuant to the Tender Offer will be made only after timely receipt by the Tender Agent of the certificates, if applicable, evidencing such Securities and the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

Procedures for Tendering Securities Held through Euroclear and/or Clearstream

A Security Holder holding the Securities in book-entry form through a participant in Euroclear or Clearstream and wishing to tender its Securities must instruct its financial intermediary through which it holds the Securities to enter a Tender Instruction through the relevant Clearing System. The receipt of such Tender Instruction by Euroclear and/or Clearstream will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant Securities in the Security Holder's account with the relevant Clearing System so that no transfers may be effected in relation to such Securities. Pursuant to the Tender Instruction, the relevant Clearing System will give instructions that will cause such Security Holder's Securities to be tendered to the Tender Agent through DTC. The tender will not be validly made until the Tender Agent receives the tender through DTC's system.

Only Direct Participants in Euroclear and/or Clearstream may submit Tender Instructions. Each Security Holder that is not a Direct Participant must arrange for the Direct Participant through which such Security Holder holds its Securities to submit a valid Tender Instruction on its behalf to Euroclear and/or Clearstream before the deadlines specified by the relevant Clearing System.

Before the Expiration Time, Tender Instructions may be revoked by a Security Holder, or by the relevant Direct Participant on its behalf, by submitting a valid electronic withdrawal instruction to Euroclear and/or Clearstream. To be valid, such instruction must specify the Securities to which the original Tender Instruction related, the securities account to which such Securities are credited and any other information required by Euroclear and/or Clearstream. Pursuant to a Security Holder's withdrawal, the relevant Clearing System will give instructions that will cause its Securities to be withdrawn through DTC. The withdrawal will not be validly made until the Tender Agent receives the withdrawal instruction through DTC's system.

Security Holders must take the appropriate steps through Euroclear and/or Clearstream so that no transfers may be effected in relation to such blocked Securities at any time after the date of submission of such Tender Instruction, in accordance with the requirements of Euroclear and/or Clearstream and the deadlines required by Euroclear and/or Clearstream. By blocking such Securities in Euroclear and/or Clearstream, each Direct Participant in Euroclear and/or Clearstream will be deemed to consent to have the relevant Clearing System provide details concerning such Direct Participant's identity to the Tender Agent (and for the Tender Agent to provide such details to the Offerors and the Joint Dealer Managers).

Security Holders holding Securities through a participant in Euroclear or Clearstream, should be advised that these clearing facilities will have an earlier expiration time than DTC in order to receive instructions and complete the tender process through DTC. Security Holders should contact these Clearing Systems individually to inquire about the exact expiration time for such Clearing Systems to receive tender instructions from Security Holders and successfully tender such Securities.

By submitting a valid Tender Instruction to Euroclear and/or Clearstream in accordance with the standard procedures of such Clearing System, a Security Holder and any Direct Participant submitting such Tender Instruction on such Security Holder's behalf shall be deemed to agree, and acknowledge, represent, warrant and undertake, to the Offerors, the Tender Agent and the Joint Dealer Managers the following at the Expiration Time and the time of settlement on the Settlement Date (if a Security Holder or direct participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such Security Holder or Direct Participant should contact the Tender Agent immediately):

(a)
by blocking the relevant Securities in Euroclear and/or Clearstream, it will be deemed to consent, in the case of a Direct Participant, to have such Clearing System provide details concerning its identity to the Tender Agent (and for the Tender Agent to provide such details to the Offerors and the Joint Dealer Managers, and their respective legal advisers);

(b)
it holds and will hold, until the time of settlement on the Settlement Date, the Securities blocked in the relevant Clearing System and, in accordance with the requirements of, and by the deadline required by, such Clearing System, it has submitted, or has caused to be submitted, a Tender Instruction to such Clearing System to authorize the blocking of the Securities with effect on and from the date of such submission so that, at any time pending the transfer of such Securities on the Settlement Date to the Tender Agent or to its agents on their behalf and the cancellation of such Securities, no transfers of such Securities may be effected; and

(c)
if the Securities tendered for purchase are accepted by the Offerors, it acknowledges that (i) the Tender Offer Consideration and the Accrued Distributions will be paid in U.S. dollars, (ii) such cash amounts will be deposited by or on behalf of the Offerors with DTC on the Settlement Date and (iii) on receipt of such cash amounts, the Clearing Systems will make payments promptly to the accounts in the Clearing Systems of the relevant Security Holders.

Provisions Common to Tendering Securities, However Held

By tendering Securities in the Tender Offer, whether such Securities are held as a registered holder, through a DTC participant, or in Euroclear or Clearsteam, a Security Holder and any Direct Participant submitting a Tender Instruction on such Security Holder's behalf shall be deemed to agree, and acknowledge, represent, warrant and undertake, to us, the Tender Agent and the Joint Dealer Managers the following at the Expiration Time and the time of settlement on the Settlement Date (if a Security Holder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such Security Holder or Direct Participant should contact the Tender Agent immediately):

(a)
it has received the Offer to Purchase, and has reviewed and accepted the terms, conditions, risk factors, and other considerations of the relevant Offer, all as described in this Offer to Purchase, and has undertaken all the appropriate analysis of the implications of such Offer without reliance on us, any of the Joint Dealer Managers or the Tender Agent or the Information Agent;

(b)
in respect of Offers for the RBSG ADSs and NatWest Series C ADSs, it agrees that the RBSG ADSs and the NatWest Series C ADSs (as the case may be) accepted for payment by RBSG or NatWest (as the case may be) will be transferred to and held by the Preference Share Trustee on the Settlement Date in accordance with the Trust Deed and sold to RBSG or NatWest (as the case may be) in accordance with the Conditional Repurchase Agreement;

(c)
subject to and effective upon acceptance for purchase of, and payment for, the Securities tendered therewith, it (i) sells, assigns and transfers to or upon the order of the relevant Offeror all right, title and interest in and to all the Securities tendered thereby, (ii) waives any and all other rights with respect to the Securities (including, without limitation, the tendering Security Holder's waiver of any existing or past defaults and their consequences in respect of the Securities) and (iii) releases and discharges the Offeror from any and all claims such holder may have now, or may have in the future, arising out of, or related to, the Securities, including, without limitation, any claims that such holder is entitled to receive additional Securities or dividend payments with respect to the Securities or to participate in any redemption of the Securities;

(d)
it represents and warrants that the Security Holder has full power and authority to tender, sell, assign and transfer the Securities tendered, and that when such Securities are accepted for purchase and payment by either one of us, the relevant Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The Security Holder will, upon request, execute and deliver any additional documents deemed by the Tender Agent or either one of us to be necessary or desirable to complete the sale, assignment and transfer of any Securities tendered. All authority conferred or agreed to be conferred by tendering through book-entry transfer shall survive the death or incapacity of the tendering Security Holder and every obligation of such Security Holder incurred in connection with its tender of its Securities shall be binding upon such Security Holder's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives;

(e)
it agrees that all questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for payment and withdrawal of tendered Securities will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any and all tenders of Securities that we determine are not in proper form or for which the acceptance for payment or payment may, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive any defect or irregularity in the tender of Securities of any particular Security Holder, whether or not similar conditions, defects or irregularities are waived in the case of other Security Holders. Our interpretation of the terms and conditions of the Tender Offer will be final and binding. None of the Offerors, the Joint Dealer Managers, the Tender Agent, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notice;

(f)
other than as provided by the Offerors in "Certain U.S. Federal Income Tax Consequences" in this Offer to Purchase and in "Important Tax Information" in the Letter of Transmittal, no information has been provided to it by us, the Joint Dealer Managers, the Information Agent or the Tender Agent, or any of their respective directors or employees, with regard to the tax consequences for Security Holders arising from the tendering of Securities, and it acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Tender Offer, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against us, the Joint Dealer Managers, or the Tender Agent, or any of their respective directors or employees, or any other person in respect of such taxes and payments;

(g)
the undersigned is not a person to whom it is unlawful to make an invitation pursuant to the Tender Offer under applicable securities laws and it has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Tender Instruction in respect of the Securities) complied with all laws and regulations applicable to it for the purposes of its participation in the Tender Offer;

(h)
the terms and conditions of the relevant Offer shall be deemed to be incorporated in, and form a part of, the Tender Instruction, if applicable, which shall be read and construed accordingly;

(i)
it agrees to do all such acts and things as shall be necessary, and to execute any additional documents deemed by us to be desirable, to complete the transfer of its Securities to the relevant Offeror, and/or to perfect any of the authorities expressed to be given hereunder; and

(j)
it has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other consents; complied with all requisite formalities; and paid any requisite issue, transfer or other taxes or requisite payments due from it in each respect in connection with any Offer or acceptance in any jurisdiction. It has not taken or omitted to take any action that is in breach of the terms of the Tender Offer or that will or may result in us, the Joint Dealer Managers, the Tender Agent, or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Tender Offer.

Withdrawal Rights

Securities validly tendered in connection with an Offer may be withdrawn at any time prior to the Expiration Time and, unless such Securities are previously accepted for payment as provided in this Offer to Purchase, may also be withdrawn at any time after the expiration of 40 Business Days following commencement of the Tender Offer until such Securities are accepted for payment. Otherwise, any Securities validly tendered prior to the Expiration Time may not be validly withdrawn unless we extend the Expiration Time for the Tender Offer or are otherwise required by law to permit withdrawal.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Tender Agent at its address set forth on the back cover of this Offer to Purchase.

Any such notice of withdrawal must specify the name of the person who tendered the Securities to be withdrawn, the number of Securities to be withdrawn and the names in which the certificate(s) evidencing the Securities to be withdrawn are registered, if different from that of the person who tendered such Securities. The signature(s) on the notice of withdrawal must be guaranteed by an eligible institution if the original Letter of Transmittal to which it relates required a signature guarantee. If Securities have been tendered pursuant to the procedures for book-entry tender as set forth in "—Procedure for Tendering Securities", any notice of withdrawal must specify the name and number of the account at the DTC to be credited with the withdrawn Securities. If Securities to be withdrawn were tendered by a registered holder, the name of the registered holder and, if applicable, the serial numbers of the particular certificates evidencing the Securities to be withdrawn must also be furnished to the Tender Agent as aforesaid prior to the physical release of such Securities.

Withdrawals of tenders of Securities may not be rescinded, and any Securities properly withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offer. Properly withdrawn Securities may, however, be retendered following one of the procedures described under "—Procedure for Tendering Securities", at any time prior to the Expiration Time.

Withdrawals of tenders of Securities can only be accomplished in accordance with the foregoing procedures. All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. None of the Offerors, the Joint Dealer Managers, the Tender Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal, or incur any liability for failure to give any such notification.

There are no appraisal or other similar statutory rights available to Security Holders in connection with the Tender Offer.

Only Direct Participants in Euroclear and/or Clearstream, as applicable, may submit a withdrawal instruction to the relevant Clearing System. Each Security Holder that is not a Direct Participant in the relevant Clearing System must arrange for the Direct Participant through which such Security Holder holds its Securities to submit a valid withdrawal instruction on its behalf to Euroclear and/or Clearstream, as applicable, before the deadlines specified by the relevant Clearing System.

Security Holders holding Securities through a participant in Euroclear or Clearstream should be advised that these clearing facilities will have an earlier expiration time than DTC in order to submit withdrawal instructions through DTC. Security Holders should contact these Clearing Systems individually to inquire about the exact expiration time for such Clearing Systems to receive withdrawal instructions from Security Holders and successfully tender such Securities.

Conditions of the Tender Offer

We will not be required to accept for payment, purchase or pay for any Securities tendered, and may terminate or amend any Offer or may postpone the acceptance for payment of, or the purchase of and the payment for Securities tendered, subject to Rule 13e-4(f) under the Exchange Act (which requires that the person making the tender offer either pay the consideration offered or return tendered securities promptly after the termination or withdrawal of the tender offer) if at any time and prior to the Expiration Time (whether any Securities have theretofore been accepted for payment) any of the following special conditions shall not have been satisfied (or shall have been reasonably determined by us not to have been satisfied) that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events, make it inadvisable to proceed with the Tender Offer or with acceptance for payment.

Special Conditions

Shareholder Approval

RBSG requires shareholder approval to repurchase the RBSG Preference Shares. RBSG will seek approval from its shareholders for the repurchase of the RBSG Preference Shares and certain other preference shares issued by RBSG at the GM of the shareholders of RBSG, which is expected to take place on or about April 28, 2010. A circular to RBSG shareholders containing a notice of the GM and proposing the relevant resolutions will be dispatched in due course. In order for the RBSG Repurchase Resolution to be approved, a minimum of 75% of the shareholders of RBSG voting at the GM must vote in favor of the RBSG Repurchase Resolution. Her Majesty's Treasury currently holds 68.39 per cent. of the issued Ordinary Shares of RBSG. These shares are managed by UK Financial Investments Ltd. While the board of UK Financial Investments Ltd. have not yet had an opportunity to formally consider the relevant resolutions and resolve on whether to vote UK Financial Investments Ltd.'s Ordinary Shares of RBSG in favor of the relevant resolutions at the GM, Her Majesty's Treasury has indicated to the Board of Directors of RBSG that it supports the Tender Offer. RBSG will not accept for repurchase any RBSG ADSs tendered unless the RBSG Repurchase Resolution is approved by the shareholders of RBSG prior to the Expiration Time. If this condition is not satisfied prior to the Expiration Time, the Offerors will terminate the Tender Offer.

The RBSG Repurchase Resolution is required by Section 694. The Tender Offer is being conducted by way of off-market purchases which require the prior approval of shareholders of RBSG by special resolution. Section 694 requires that the terms of any off-market purchase be available for inspection at the registered office of RBSG for no less than 15 days ending with the date of the GM. Accordingly, the Conditional Repurchase Agreement containing such terms, together with this Offer to Purchase, will be available for inspection from April 6, 2010 at 36 St. Andrew Square, Edinburgh EH2 2YB. If the terms of any Offer change during this 15 day period, RBSG will consider whether it is necessary to call a new general meeting. If it is necessary in RBSG's opinion to call such a new general meeting, this will delay the overall timetable for the Tender Offer. Further details will be announced if any such new general meeting is required.

It is a term of the Offers relating to the RBSG ADSs and NatWest Series C ADSs that any such Securities that are validly tendered and accepted for payment by RBSG or NatWest, as the case may be, shall be transferred on trust to the Preference Share Trustee. By tendering Securities in the Tender Offer, a Security Holder of such Securities shall be deemed to agree that such Securities accepted for payment by RBSG or NatWest, as the case may be, will be transferred to the Preference Share Trustee on the Settlement Date. The Preference Share Trustee shall hold such Securities on trust for the relevant Security Holders in accordance with the Trust Deed and shall require RBSG or NatWest, as the case may be, to purchase such Securities pursuant to the Conditional Repurchase Agreement. The Conditional Repurchase Agreement requires each of RBSG (in the case of RBSG ADSs) and NatWest (in the case of NatWest Series C ADSs) to effect a repurchase, by way of an off-market purchase (as defined in Section 694), of full legal and beneficial title in the relevant Securities held by the Preference Share Trustee on the Settlement Date pursuant to and in accordance with the terms of this Offer to Purchase. The consideration for any such repurchase will be paid directly by RBSG or NatWest, as the case may be, to the Tender Agent for the benefit of the relevant Security Holder.

Consummation of Offers prior to Longstop Date

Each Offer is conditioned on there not existing any change or development that, in our reasonable judgment, would or may cause the settlement of such Offer to occur after the Longstop Date.

Condition related to Aggregate Offer Limit

Each Offer for any series of Securities is conditioned on the aggregate face amount of all Securities accepted for purchase with an Acceptance Priority Level higher than the Acceptance Priority Level of such series of Securities not exceeding the Aggregate Offer Limit (as may be increased under the circumstances described herein).

General Conditions

Furthermore, each Offer is conditioned on there not existing (a) in our reasonable judgment, any actual or threatened legal impediment (including a default under an agreement, indenture or other instrument or obligation to which either one of us or one of our affiliates is party or by which either one of us or one of our affiliates is bound) to the purchase of Securities pursuant to any Offer, (b) any change or development, including any prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on one or both of the Offerors, the market price of the Securities or the value of the Securities to us or (c) in our reasonable judgment, any noncompliance with the relevant requirements of a particular jurisdiction in which such Offer is being made.

The general conditions listed in the immediately preceding paragraph are for our sole benefit and may be asserted by us regardless of the circumstances (including any action or inaction by us) giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time prior to the Expiration Time in our sole discretion.

Provisions Relating to Special Conditions and General Conditions

If any special or general condition to an Offer is not satisfied or waived by us prior to the Expiration Time, we reserve the right (but shall not be obligated), subject to applicable law, (i) to terminate such Offer and return the Securities tendered pursuant thereto to the tendering Security Holders, (ii) to waive all unsatisfied conditions and accept for payment and purchase all Securities that are validly tendered pursuant thereto prior to such Expiration Time, (iii) to extend such Offer and retain the Securities that have been tendered pursuant thereto during the period for which such Offer is extended or (iv) to amend such Offer. Notwithstanding anything to the contrary herein, if the RBSG Repurchase Resolution is not passed, the Offerors will terminate each Offer.

We expressly reserve the right, at any time or from time to time, regardless of whether or not any of the conditions set forth above for any Offer shall have been satisfied, subject to all applicable laws, (a) to extend the Expiration Time for such Offer or (b) to amend such Offer in any respect, in any such case by giving written or oral notice of such extension or amendment to the Tender Agent and making a public announcement with respect thereto. We will follow any extension, amendment or delay of the Tender Offer, as promptly as practicable, with a public announcement. In the case of an extension, the related announcement will be issued no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Time. If we make a material change to any term of the Tender Offer (other than in relation to the price of the Securities or the amount of Securities sought), we will promptly disclose this change to you by way of a public announcement. Without limiting the manner in which we may choose to make any public announcement, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

If any special or general condition is waived with respect to any or all Offers, we will keep such Offer or Offers open for at least five Business Days following such waiver.

 RISK FACTORS AND OTHER CONSIDERATIONS

In deciding whether to participate in an Offer, each Security Holder should consider carefully, in addition to the other information contained or incorporated by reference in this Offer to Purchase, the following risk factors:

Dividends, interest and capital calls on certain Securities will be deferred from April 30, 2010

On December 14, 2009, the European Commission announced that the College of Commissioners had given final approval under State aid rules to the asset protection scheme announced by Her Majesty's Treasury on January 19, 2009 and entered into by the Group on December 22, 2009 and to the State aid restructuring plan of the Group. As part of the state aid commitments given in connection with such approval, RBSG has agreed that neither it nor any of its direct or indirect subsidiaries (excluding any companies in the RBS N.V. Group) shall pay investors any coupons or dividends on existing hybrid capital instruments during the Deferral Period, unless there is a legal obligation to do so. The Deferred Payment Securities, which are included in the Tender Offer, will be subject to the ban on dividend, interest and after periodic distribution payments for the duration of the Deferral Period. Payments of dividends, interest and after periodic distributions on other Securities included in the Tender Offer and not listed in the preceding sentence will only be made subject to the terms of those Securities and of other relevant securities of the Group. While RBSG and NatWest are not currently able to stop payments on all of the Securities, they may be able to in the future. The Group would also be subject to restrictions on payments on its hybrid capital instruments should its core tier 1 ratio fall below 6 percent or if it were to fall below 6 percent as a result of such payment. For further details of these restrictions, see "Appendix 3 to the Letter From the Chairman of RBS—Principal Terms of the Issue of the B Shares and the Dividend Access Share—Undertakings" on page 77 to 79 of the Shareholder Circular published by RBSG on November 27, 2009 in connection with, among other things, its proposed accession to the asset protection scheme.

In addition, as part of the State aid commitments, the Group has agreed that neither RBSG nor any of its direct or indirect subsidiaries (excluding any companies in the RBS N.V. Group) will exercise any call rights in relation to existing hybrid capital instruments between November 24, 2009 and the end of the Deferral Period unless there is a legal obligation to do so. The Group's ability to exercise call rights after the end of the Deferral Period will depend on the date on which the capital stoppers in securities on which payments were deferred expires. Therefore, the Group will not be able to exercise call options on any existing hybrid capital instruments, including all securities included in the Offers, on their respective optional redemption dates until a period of time after the conclusion of the Deferral Period. Thereafter, any decision as to whether or not to exercise a call option will be taken on an economic basis at the time and will be subject to any required regulatory approvals.

The Group provided separate commitments in relation to the payment of coupons and dividends and the exercise of call rights by the RBS N.V. Group.

Limited Trading Market for the Securities

Although some, but not all, of the series of Securities subject to the Tender Offer are listed on securities exchanges, each series of Securities is traded infrequently in transactions arranged through brokers. Therefore, reliable pricing information for the Securities may not be available and the relative value of each of the Offers may be difficult to judge. Security Holders of each series of Securities are urged to contact their brokers to obtain the best available information as to current market prices with respect to such series of Securities. For information on the securities exchanges on which the Securities are listed, see "Market and Trading Information". To the extent that Securities of any particular series are tendered in the Tender Offer and purchased by the Offerors, the trading market for the outstanding Securities of each such series will become more limited. Typically, Securities with smaller outstanding numbers available for trading, commonly referred to as the "float", command lower prices than do comparable securities with larger floats. Therefore, the market price for Securities not tendered or not purchased in the Tender Offer may be affected adversely to the extent that the Tender Offer reduces the float of Securities of the same series. The reduced float may also tend to make the trading price of such Securities more volatile.

We cannot assure Security Holders of any series of Securities that an active market, or that any trading market, in such Securities will exist, and cannot give Security Holders any assurance as to the prices at which such Securities may trade after the consummation of the Tender Offer. The extent of the market for outstanding Securities of any particular series following consummation of the Tender Offer will depend, among other factors, upon the number of Security Holders holding Securities of such series that remain following the Tender Offer and the interest by securities firms in maintaining a market in Securities of such series. After consummation of each Offer, the Securities of each series may trade a level that is lower than both current trading prices and the price paid pursuant to the relevant Offer, depending on prevailing interest rates, the market for securities with similar credit features, RBSG's and NatWest's economic performance and other factors.

Responsibility for Complying with the Procedures of the Tender Offer

Security Holders are responsible for complying with the procedures for tendering Securities for purchase by the Offerors set forth in this Offer to Purchase and in the Letter of Transmittal. None of the Offerors, the Joint Dealer Managers, the Tender Agent, the Information Agent or any of their respective affiliates assumes any responsibility for informing any Security Holder of irregularities with respect to such Security Holder's tender of Securities in response to any Offer.

Offers are conditional upon the satisfaction of certain conditions

No assurance can be given that the Offers will be completed. Completion of the Offers is conditional upon the satisfaction or waiver of the conditions to the Offers set out herein.

Any acceptance for repurchase by RBSG of the RBSG ADSs is subject to the passing of the RBSG Repurchase Resolution. Neither RBSG nor NatWest may waive the requirement for the passing of the RBSG Repurchase Resolution. There is no guarantee that the RBSG Repurchase Resolution will be passed. If this condition is not satisfied prior to the Expiration Time, the Offerors will terminate the Tender Offer.

Completion of each Offer is also conditional upon there not existing any change or development that, in our reasonable judgment, would or may cause the settlement of such Offer to occur after the Longstop Date.

The Offers are also subject to certain general conditions described in detail under "The Tender Offer—Conditions of the Tender Offer".

Security Holders are responsible for complying with the procedures of the Tender Offer

Security Holders are responsible for complying with all of the procedures for tendering Securities pursuant to the Tender Offer. None of the Offerors, the Joint Dealer Managers, the Tender Agent or the Information Agent assumes any responsibility for informing any Security Holder of irregularities with respect to such Security Holder's participation in the Tender Offer.

Security Holders should consult their own tax, accounting, financial and legal advisers before participating in the Tender Offer

Security Holders should consult their own tax, accounting, financial and legal advisers as they may deem appropriate regarding the suitability to themselves of the tax, accounting, financial and legal consequences of participating or declining to participate in the Tender Offer. In particular, due to the number of different jurisdictions where tax laws may apply to a Security Holder, this Offer to Purchase does not discuss all tax consequences for Security Holders arising from the purchase by the relevant Offeror of the relevant Securities and the receipt of any Accrued Distributions. Security Holders are urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them. Security Holders are liable for their own taxes and have no recourse to the Offerors, the Joint Dealer Managers, the Tender Agent or the Information Agent with respect to taxes arising in connection with the Tender Offer.

Withdrawal of Tender Instructions will only be accepted if validly submitted

Notwithstanding the right of Security Holders to withdraw Tender Instructions in the circumstances set out in "The Tender Offer—Withdrawal Rights" of this Offer to Purchase, such withdrawal will only be accepted if validly submitted in accordance with the instructions contained herein and including to the relevant Clearing System and/or the Tender Agent, as the case may be, prior to the Expiration Time (or any earlier deadlines set by the Clearing Systems or the Tender Agent, or any relevant intermediary).

There are various restrictions on the transfer of Securities from the time of submission of Tender Instructions

When considering whether (i) to participate in the Tender Offer or (ii) not to participate in the Tender Offer, Security Holders should take into account that restrictions on the transfer of Securities by Security Holders will apply from the time of submission of Tender Instructions. A Security Holder will, on submitting a Tender Instruction, agree that its Securities will be blocked in the relevant account in the relevant Clearing System from the date the relevant Tender Instruction is submitted until the earlier of (i) in the case of the submission of a Tender Instruction, the time of settlement on the Settlement Date and (ii) the date of any termination of the relevant Offer (including where such Securities are not accepted by an Offeror for purchase) or on which the Tender Instruction is withdrawn.

In the case of Offer Securities that are not held in a Clearing System, these procedures include the delivery to the Tender Agent of the certificate or certificates for the Securities which are the subject of the relevant Tender Instruction together with such Tender Instruction, and the making of certain agreements and acknowledgements, and the giving of certain representations, warranties and undertakings, the effect of which is that the relevant holder of such Offer Securities will not be able to subsequently transfer the Securities which are the subject of such Tender Instruction (subject to the withdrawal rights of Security Holders), unless the relevant Offer is terminated or (if such Securities are not accepted by the relevant Offeror for purchase) concluded.

Amendments to the terms of the Offers after the notice of General Meeting

It is a term of the Offers relating to the RBSG ADSs and NatWest Series C ADSs that any such Securities that are validly tendered and accepted for payment by RBSG or NatWest, as the case may be, shall be transferred on trust to the Preference Share Trustee. By submitting a valid Tender Instruction, a Security Holder of such Securities shall be deemed to agree that such Securities accepted for payment by RBSG or NatWest, as the case may be, will be transferred to the Preference Share Trustee on the Settlement Date. The Preference Share Trustee shall hold such Securities on trust for the relevant Security Holders in accordance with the Trust Deed and shall require RBSG or NatWest, as the case may be, to purchase such Securities pursuant to the Conditional Repurchase Agreement.

The RBSG Repurchase Resolution is required by section 694 of the Companies Act 2006. The Tender Offer is being conducted by way of off-market purchases which require the prior approval of shareholders of RBSG by special resolution. The Companies Act 2006 also requires that the terms of any off-market purchase contract be available for inspection at the registered office of RBSG for not less than

15 days ending with the date of the General Meeting. Accordingly, the Conditional Repurchase Agreement containing such terms, together with this Offer to Purchase, will be available for inspection from April 6, 2010 at 36 St. Andrew Square, Edinburgh EH2 2YB. If the terms of the Tender Offer change during this 15 day period, then RBSG will consider if it is necessary to call a new general meeting. If it is necessary in RBSG's opinion to call such a new general meeting, this will delay the overall timetable for the Tender Offer. Further details will be announced if any such new general meeting is required.

 AGREEMENTS INVOLVING THE OFFERORS' SECURITIES

Other than (i) agreements between RBSG and, among others, Her Majesty's Treasury in the United Kingdom relating to the transactions described in the RBSG Annual Report under the heading "Business Review—Recent developments," which description is incorporated by reference herein, and (ii) certain outstanding options or other awards pursuant to benefit plans with respect to certain of our securities other than the Securities granted to certain of our executive officers, directors and employees, including those plans described in the RBSG Annual Report under the heading "Director Remuneration," which description is incorporated by reference herein, and except as otherwise described in this Offer to Purchase, neither we nor, to the best of our knowledge, any of our affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer or with respect to any of our securities.

 PURPOSES OF THE TRANSACTION AND PLANS

The Tender Offer aims to generate core tier 1 capital for RBSG and its subsidiaries, including NatWest, and to further strengthen the quality of its capital base. If completed, the Tender Offer would generate a profit for the Group, and thereby increase the Group's core tier 1 capital.

In the past, the Group focused principally on the Group's overall tier 1 ratio, but over the last two years investors and regulators have placed increasing emphasis on core tier 1 capital, which they see as having greater capacity to absorb losses in stressed conditions. The Group's strategic targets now centre on the core tier 1 ratio, and by further strengthening this ratio, the Offers will further enhance the Group's capital base.

The Offers will also give effect to certain undertakings made by the Group in December 2009 to Her Majesty's Treasury and the European Commission to improve the Group's regulatory capital position.

Securities other than the Capital Trust I Preferred Securities, Capital Trust II Preferred Securities, Capital Trust III Preferred Securities and Capital Trust IV Preferred Securities purchased pursuant to the Tender Offer will be cancelled and will not be held or reissued or resold. RBSG will continue to hold the Capital Trust I Preferred Securities, Capital Trust II Preferred Securities, Capital Trust III Preferred Securities and Capital Trust IV Preferred Securities purchased pursuant to the Tender Offer following the Settlement Date.

 INTERESTS IN SECURITIES OF THE OFFERORS

Based on our records and on information provided to us by our executive officers, directors, affiliates and subsidiaries, neither we nor any of our affiliates or subsidiaries nor, to the best of our knowledge, any of our subsidiaries' directors or executive officers, nor any associates or subsidiaries of any of the foregoing, have effected any transactions involving the Securities during the sixty (60) days prior to April 6, 2010.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences of the Offers that may be relevant to U.S. Holders (as defined below), and backup withholding considerations that may be relevant to non-U.S. Holders, who tender their Securities pursuant to the Tender Offer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations, judicial decisions, administrative rulings and U.S. Internal Revenue Service ("IRS") practice, all as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion does not describe any tax consequences arising out of the laws of any state or local or foreign jurisdiction. Accordingly, each holder should consult its own tax advisor with regard to the Tender Offer and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to its particular situation.

EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE TENDER OFFER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS AND POSSIBLE CHANGES IN TAX LAWS.

This discussion is intended for general information only and, as such, does not address all of the tax considerations that may be important to particular U.S. Holders in light of their particular circumstances. This discussion addresses only U.S. Holders that purchased their Securities either in the original issuance or in the open market and does not address U.S. Holders that acquired their Securities by reason of a non-taxable distribution, a non-taxable reorganization or separation, or certain other non-taxable transactions. This discussion assumes that the Securities are held as "capital assets" within the meaning of Section 1221 of the Code. The discussion does not deal with classes of U.S. Holders subject to special tax rules, including, without limitation, persons subject to the alternative minimum tax, U.S. expatriates or former long-term residents of the United States, banks or other financial institutions, insurance companies, tax-exempt organizations, persons owning (directly, indirectly, or by attribution) 10% or more of the outstanding share capital or voting stock of the issuer of the relevant Securities, persons who use the mark-to-market method of accounting, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, individual retirement accounts and other tax-deferred accounts, persons holding the Securities as a position in a hedging transaction, straddle, or conversion transaction, or persons having a functional currency other than the U.S. dollar. Such holders may be subject to U.S. federal income tax consequences different from those set forth below.

For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of the Securities who or which is, for U.S. federal income tax purposes:

•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States or any state or political subdivision thereof;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust (a) if it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Special rules, not discussed in this Offer to Purchase, may apply to persons holding Securities through entities treated as partnerships for U.S. federal income tax persons, and those persons should consult their own tax advisors in that regard.

Tender of Securities

In the case of a U.S. Holder that does not also own, and is not deemed to own, any of the voting shares of RBSG, upon the receipt of cash consideration for Securities, the U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized for the Securities (which generally will include amounts received in respect of Accrued Distributions) and a U.S. Holder's tax basis in the Securities sold pursuant to the Offers. However, in the case of a series of preference shares for which the board of directors of RBSG has declared a dividend prior to the Settlement Date, amounts that are received in respect of Accrued Distributions should be taxed separately as ordinary dividend income for U.S. federal income tax purposes (rather than included in the computation of gain or loss as described above).

A U.S. Holder that owns or is deemed to own any voting shares of RBSG should consult its own tax advisor regarding the tax consequences of tendering its Securities.

Gain or loss generally will be U.S. source gain or loss, and will be treated as long-term capital gain or loss if a U.S. Holder's holding period for the Securities exceeds one year at the time of the sale of the Securities pursuant to the Offers. If the U.S. Holder is an individual, any capital gain generally will be subject to U.S. federal income tax at preferential rates if specified minimum holding periods are met. Capital gains of corporate U.S. Holders generally are taxable at the regular rates applicable to corporations. The deductibility of capital losses is subject to significant limitations.

Accrued Distribution amounts treated as a dividend will generally be taxable to a U.S. Holder as foreign source dividend income, and will not be eligible for the dividends received deduction allowed to corporations. For taxable years that begin before 2011, dividends paid by RBSG should be taxable to a non-corporate U.S. Holder at the special reduced rate normally applicable to capital gains, provided RBSG qualifies for the benefits of the Treaty. A U.S. Holder should be eligible for this reduced rate provided certain minimum holding period requirements are satisfied.

In deciding whether to tender shares of a particular series of Securities, U.S. Holders are urged to monitor actions of the board of directors of RBSG with respect to declarations of dividends in respect of any of the Securities, to consider the different U.S. federal income tax consequences that may result if an Accrued Distribution with respect to the series of preference shares is treated for U.S. federal income tax purposes as a dividend, rather than as part of the amount realized for their Securities, and to consult their own tax advisers in respect of these issues.

Backup Withholding

A U.S. Holder who tenders its Securities may be subject to backup withholding on the purchase price for the Securities (including accrued interest) unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders generally will not be subject to U.S. information reporting or backup withholding. However, these holders may be required to provide certification of non-U.S. status (generally on IRS Form W-8BEN) in connection with payments received in the United States or through certain U.S.-related financial intermediaries. Holders should consult their own tax advisors regarding the application of the information and backup withholding rules.

 PERSONS AND ASSETS EMPLOYED IN CONNECTION WITH THE TENDER OFFER

Joint Dealer Managers

We have retained RBS Securities Inc. to act as Global Arranger, Lead Dealer Manager and Advisor, Banc of America Securities LLC to act as Lead Dealer Manager and Advisor, Morgan Stanley & Co. Incorporated to act as Lead Dealer Manager and HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc. to act as Dealer Managers in connection with the Tender Offer. We have agreed to pay the Joint Dealer Managers customary fees for their services in connection with the Tender Offer. We have agreed to reimburse the Joint Dealer Managers for their out-of-pocket expenses, including fees and disbursements of counsel. We will also indemnify the Joint Dealer Managers against certain liabilities, including liabilities under the U.S. federal securities laws.

At any time, each of the Joint Dealer Managers may trade the Securities or other securities of RBSG or its affiliates for its own account or for the accounts of customers, and accordingly, may hold a long or short position in the Securities or such other securities. Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, HSBC Securities (USA) Inc. and J.P. Morgan Securities Inc. and their respective affiliates have provided in the past and/or are currently providing or may provide in the future other investment banking, commercial banking and financial advisory services to the Offerors and their respective affiliates.

RBS Securities Inc. is an indirect wholly-owned subsidiary of RBSG.

Retail Processing Dealers and Retail Processing Fees

We have asked the Joint Dealer Managers to form a retail processing dealer group comprised of registered brokers and dealers in the United States to process tenders into the Offers from retail beneficial owners. Each Retail Processing Dealer who successfully processes tenders from a retail beneficial owner of Securities will be eligible to receive a fee (referred to as the "Retail Processing Fee") from the Offerors equal to $0.125 per Security validly tendered by or on behalf of such retail beneficial owner and accepted for purchase by the Offerors, except for any Securities tendered by a Retail Processing Dealer for its own account.

The Retail Processing Fee will only be paid to each Retail Processing Dealer who has sent a signed and completed Retail Processing Dealer Form to the Tender Agent and provided all necessary information. In addition, the Offerors reserve the right to request additional information from any person who submits the Retail Processing Dealer Form in order to validate any retail processing fee payment claims.

Only direct participants in DTC will be eligible to submit a Retail Processing Dealer Form. If you are not a direct participant in DTC, you must instruct the direct participant through which you tender your Securities to submit a Retail Processing Dealer Form on your behalf.

The Offerors will pay any Retail Processing Fee to each Retail Processing Dealer (including any Joint Dealer Manager acting as a Retail Processing Dealer) whose name appears in the Retail Processing Dealer Form provided for that purpose. No such fee, however, will be paid with respect to Securities tendered, directly or indirectly, by Retail Processing Dealers for their own account and such fee must not be remitted, in whole or in part, to the relevant retail beneficial owner of the tendered Securities. The fees will be paid only if the Tender Offer is consummated and only if the Retail Processing Dealer Form is received by the Tender Agent on or prior to the Settlement Date, and will be paid to the Retail Processing Dealers as promptly as practicable after the payment for Securities under the Tender Offer. Inquiries regarding the Retail Processing Fee may be directed to D.F. King & Co., Inc., collect at +1 212 269 5550 or toll-free at +1 800 859 8511. See the back cover of this Offer to Purchase.

No person may receive the Retail Processing Fee unless such person is (i) a broker or dealer in securities, including each Joint Dealer Manager in its capacity as a dealer or broker, which is a member of any national securities exchange or of the Financial Industry Regulatory Authority ("FINRA"), (ii) a foreign broker or dealer not eligible for membership in FINRA which agrees to conform to FINRA's Rules of Fair Practice in processing tenders outside the U.S. to the same extent as though it were a FINRA member or (iii) a bank or trust company legally authorized to receive such fees.

Participants in DTC who submit a Retail Processing Dealer Form will be required to undertake to distribute the related Retail Processing Fee to any Retail Processing Dealer on whose behalf the DTC participant has submitted a Retail Processing Dealer Form. None of the Offerors or the Joint Dealer Managers will be responsible for making such distribution or for ensuring that DTC participants make such distribution.

Tender Agent and Information Agent

We will pay the Tender Agent reasonable and customary compensation for its services in connection with the Tender Offer, plus reimbursement for out-of-pocket expenses, and will indemnify the Tender Agent against certain liabilities and expenses in connection therewith, including under the U.S. federal securities laws. We will bear the fees and expenses of soliciting tenders in this Offer to Purchase. We are making the principal solicitation by mail and overnight courier. However, where permitted by applicable law, additional solicitations may be made by facsimile, telephone or in person by our officers and regular employees and their affiliates. Brokers, dealers, commercial banks and trust companies will be reimbursed by us for customary handling and mailing expenses incurred by them in forwarding material to their customers.

We have retained D.F. King & Co., Inc., as the Information Agent and The Bank of New York Mellon, acting through BNY Mellon Shareowner Services, as the Tender Agent, in connection with the Tender Offer. The Information Agent may contact Security Holders by mail, telephone, telex, telecopy, telegraph and personal interview and may request banks, brokers, dealers and other nominee security holders to forward materials relating to the Tender Offer to beneficial owners. As compensation for acting as Information Agent in connection with the Offer, D.F. King & Co., Inc. will be paid reasonable and customary compensation for its services and will also be reimbursed for certain out-of-pocket expenses and may be indemnified against certain liabilities and expenses in connection with the Tender Offer, including certain liabilities under the U.S. federal securities laws. Requests for additional copies of documentation may be directed to the Information Agent at the addresses and telephone numbers set forth on the back cover of this Offer to Purchase.

Miscellaneous

None of the Joint Dealer Managers, the Tender Agent or the Information Agent assume any responsibility for the accuracy or completeness of the information concerning the Offerors, or their affiliates contained in this Offer to Purchase or related documents or for any failure by them to disclose events that may have occurred and may affect the significance or accuracy of such information.

 HISTORICAL PRICE RANGE OF THE SECURITIES

Series R ADSs

The Series R ADSs trade on the NYSE under the symbol "RBS Pr R". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series R ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	21.57	17.08
Third Quarter	18.32	5.40
Fourth Quarter	11.16	4.16
2009:
First Quarter	11.30	2.37
Second Quarter	11.98	5.25
Third Quarter	13.63	8.94
Fourth Quarter	11.06	8.33
2010:
First Quarter	13.92	11.02
Second Quarter (through April 5, 2010)	12.70	12.65

As of April 5, 2010, there were 26,000,000 Series R ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series R ADSs, the last reported sales price of the Series R ADSs reported on the NYSE was $12.65 per ADS.

Series P ADSs

The Series P ADSs trade on the NYSE under the symbol "RBS Pr P". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series P ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	22.01	17.34
Third Quarter	18.76	5.24
Fourth Quarter	11.10	4.50
2009:
First Quarter	11.50	2.43
Second Quarter	12.36	5.25
Third Quarter	13.91	9.10
Fourth Quarter	11.16	8.20
2010:
First Quarter	14.07	11.15
Second Quarter (through April 5, 2010)	12.73	12.71

As of April 5, 2010, there were 22,000,000 Series P ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series P ADSs, the last reported sales price of the Series P ADSs reported on the NYSE was $12.73 per ADS.

Series M ADSs

The Series M ADSs trade on the NYSE under the symbol "RBS Pr M". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series M ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	22.64	17.90
Third Quarter	19.36	8.49
Fourth Quarter	11.36	4.51
2009:
First Quarter	12.25	2.63
Second Quarter	12.80	5.62
Third Quarter	14.07	9.26
Fourth Quarter	11.36	8.41
2010:
First Quarter	14.23	11.35
Second Quarter (through April 5, 2010)	12.86	12.85

As of April 5, 2010, there were 37,000,000 Series M ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series M ADSs, the last reported sales price of the Series M ADSs reported on the NYSE was $12.85 per ADS.

Series N ADSs

The Series N ADSs trade on the NYSE under the symbol "RBS Pr N". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series N ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	22.73	18.10
Third Quarter	19.29	5.98
Fourth Quarter	11.70	4.20
2009:
First Quarter	11.75	2.55
Second Quarter	12.54	5.40
Third Quarter	14.11	9.14
Fourth Quarter	11.29	8.38
2010:
First Quarter	13.95	11.23
Second Quarter (through April 5, 2010)	12.83	12.75

As of April 5, 2010, there were 40,000,000 Series N ADSs outstanding. On April 5, 2009, the last trading day before we publicly announced our proposed acquisition of the Series N ADSs, the last reported sales price of the Series N ADSs reported on the NYSE was $12.75 per ADS.

Series S ADSs

The Series S ADSs trade on the NYSE under the symbol "RBS Pr S". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series S ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	22.99	18.62
Third Quarter	20.06	6.25
Fourth Quarter	11.98	4.36
2009:
First Quarter	11.84	2.58
Second Quarter	13.11	5.74
Third Quarter	14.45	9.50
Fourth Quarter	11.25	8.36
2010:
First Quarter	14.12	11.65
Second Quarter (through April 5, 2010)	13.24	13.23

As of April 5, 2010, there were 38,000,000 Series S ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series S ADSs, the last reported sales price of the Series S ADSs reported on the NYSE was $13.24 per ADS.

Series Q ADSs

The Series Q ADSs trade on the NYSE under the symbol "RBS Pr Q". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series Q ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	23.74	18.78
Third Quarter	20.49	5.80
Fourth Quarter	12.20	4.34
2009:
First Quarter	12.18	2.64
Second Quarter	13.20	5.76
Third Quarter	15.15	9.69
Fourth Quarter	11.69	8.41
2010:
First Quarter	14.21	11.68
Second Quarter (through April 5, 2010)	13.42	13.37

As of April 5, 2010, there were 27,000,000 Series Q ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series Q ADSs, the last reported sales price of the Series Q ADSs reported on the NYSE was $13.37 per ADS.

Series T ADSs

The Series T ADSs trade on the NYSE under the symbol "RBS Pr T". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series T ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	24.73	20.40
Third Quarter	22.42	8.00
Fourth Quarter	13.09	5.43
2009:
First Quarter	13.51	2.78
Second Quarter	14.24	6.00
Third Quarter	16.48	10.66
Fourth Quarter	12.47	9.21
2010:
First Quarter	14.94	12.56
Second Quarter (through April 5, 2010)	14.39	14.34

As of April 5, 2010, there were 64,000,000 Series T ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series T ADSs, the last reported sales price of the Series T ADSs reported on the NYSE was $14.39 per ADS.

Series U ADSs

The Series U ADSs do not trade on a public securities market. The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales quotations for the Series U ADSs as reported on Trade Reporting and Compliance Engine™ (TRACE™):

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	—	—
Third Quarter	—	—
Fourth Quarter	—	—
2009:
First Quarter	—	—
Second Quarter	44.75	25.00
Third Quarter	56.25	35.19
Fourth Quarter	41.75	53.00
2010:
First Quarter	66.10	54.12
Second Quarter (through April 5, 2010)	63.50	62.00

As of April 5, 2010, there were 15,000 Series U ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series U ADSs, the last reported sales price of the Series U ADSs reported on TRACE™ was $63.50 per ADS.

Series L ADSs

The Series L ADSs trade on the NYSE under the symbol "RBS Pr L". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series L ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	22.02	16.12
Third Quarter	17.31	4.74
Fourth Quarter	10.94	4.37
2009:
First Quarter	10.89	2.21
Second Quarter	11.36	4.90
Third Quarter	13.14	9.00
Fourth Quarter	13.65	9.51
2010:
First Quarter	16.61	13.67
Second Quarter (through April 5, 2010)	16.12	16.05

As of April 5, 2010, there were 34,000,000 Series L ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series L ADSs, the last reported sales price of the Series L ADSs reported on the NYSE was $16.05 per ADS.

Series H ADSs

The Series H ADSs trade on the NYSE under the symbol "RBS Pr H". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series H ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	24.95	20.15
Third Quarter	22.11	7.00
Fourth Quarter	13.40	5.00
2009:
First Quarter	12.99	2.77
Second Quarter	14.10	6.13
Third Quarter	16.46	10.79
Fourth Quarter	15.90	11.59
2010:
First Quarter	19.58	15.10
Second Quarter (through April 5, 2010)	19.71	19.34

As of April 5, 2010, there were 12,000,000 Series H ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series H ADSs, the last reported sales price of the Series H ADSs reported on the NYSE was $19.71 per ADS.

Series F ADSs

The Series F ADSs trade on the NYSE under the symbol "RBS Pr F". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series F ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	25.74	21.50
Third Quarter	24.00	8.39
Fourth Quarter	14.10	5.10
2009:
First Quarter	14.19	3.00
Second Quarter	15.73	6.99
Third Quarter	18.30	12.50
Fourth Quarter	17.06	12.40
2010:
First Quarter	20.51	16.57
Second Quarter (through April 5, 2010)	20.89	20.77

As of April 5, 2010, there were 8,000,000 Series F ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the Series F ADSs, the last reported sales price of the Series F ADSs reported on the NYSE was $20.89 per ADS.

NatWest Series C ADSs

The NatWest Series C ADSs trade on the NYSE under the symbol "NWPRC". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the NatWest Series C ADSs on the NYSE based upon public sources:

	ADS Price in $
Calendar Year	High	Low
2008:
Second Quarter	25.44	21.70
Third Quarter	22.85	8.20
Fourth Quarter	13.60	5.57
2009:
First Quarter	14.00	3.26
Second Quarter	14.79	7.15
Third Quarter	17.67	11.80
Fourth Quarter	17.78	13.25
2010:
First Quarter	21.43	17.60
Second Quarter (through April 5, 2010)	21.06	21.06

As of April 5, 2010, there were 12,000,000 NatWest Series C ADSs outstanding. On April 5, 2010, the last trading day before we publicly announced our proposed acquisition of the NatWest Series C ADSs, the last reported sales price of the NatWest Series C ADSs reported on the NYSE was $21.06 per ADS.

Capital Trust IV Preferred Securities

The Capital Trust IV Preferred Securities do not trade on a public securities market. The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales quotations for the Capital Trust IV Preferred Securities as reported on Trade Reporting and Compliance Engine™ (TRACE™):

	Security Price in $
Calendar Year	High	Low
2008:
Second Quarter	80.00	67.00
Third Quarter	73.50	73.50
Fourth Quarter	39.62	28.00
2009:
First Quarter	16.50	7.00
Second Quarter	—	—
Third Quarter	—	—
Fourth Quarter	—	—
2010:
First Quarter	—	—

As of April 5, 2010, there was $470,201,000 aggregate principal amount outstanding of Capital Trust IV Preferred Securities (excluding principal amounts held by the Group). On March 23, 2010, the last day on which official trading data was available before we publicly announced our proposed acquisition of the Capital Trust IV Preferred Securities, the last reported sales price of the Capital Trust IV Preferred Securities reported on TRACE™ was $56.75 per Security.

Capital Trust I Preferred Securities

The Capital Trust I Preferred Securities do not trade on a public securities market. The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales quotations for the Capital Trust I Preferred Securities as reported on TRACE™:

	Security Price in $
Calendar Year	High	Low
2008:
Second Quarter	90.50	79.68
Third Quarter	87.76	80.54
Fourth Quarter	49.07	30.00
2009:
First Quarter	40.00	11.00
Second Quarter	45.00	31.97
Third Quarter	53.00	37.00
Fourth Quarter	52.00	48.00
2010:
First Quarter	65.50	48.88
Second Quarter (through April 1, 2010)	60.00	60.00

As of April 5, 2010, there was $321,926,000 aggregate principal amount outstanding of Capital Trust I Preferred Securities (excluding principal amounts held by the Group). On April 1, 2010, the last day on which official trading data was available before we publicly announced our proposed acquisition of the Capital Trust I Preferred Securities the last reported sales price of the Capital Trust I Preferred Securities reported on TRACE™ was $60.00 per Security.

Capital Trust III Preferred Securities

The Capital Trust III Preferred Securities do not trade on a public securities market. The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales quotations for the Capital Trust III Preferred Securities as reported on TRACE™:

	Security Price in $
Calendar Year	High	Low
2008:
Second Quarter	88.20	80.00
Third Quarter	83.87	77.25
Fourth Quarter	63.00	39.12
2009:
First Quarter	28.50	13.62
Second Quarter	39.00	25.00
Third Quarter	42.00	36.00
Fourth Quarter	53.00	40.25
2010:
First Quarter	65.50	52.00
Second Quarter (through April 1, 2010)	60.00	57.00

As of April 5, 2010, there was $356,527,000 aggregate principal amount outstanding of Capital Trust III Preferred Securities (excluding principal amounts held by the Group). On April 1, 2010, the last day on which official trading data was available before we publicly announced our proposed acquisition of the Capital Trust III Preferred Securities the last reported sales price of the Capital Trust III Preferred Securities reported on TRACE™ was $57.25 per Security.

Capital Trust II Preferred Securities

The Capital Trust II Preferred Securities do not trade on a public securities market. The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales quotations for the Capital Trust II Preferred Securities as reported on TRACE™:

	Security Price in $
Calendar Year	High	Low
2008:
Second Quarter	89.96	82.49
Third Quarter	82.72	82.11
Fourth Quarter	57.94	52.00
2009:
First Quarter	52.00	15.00
Second Quarter	45.00	36.00
Third Quarter	56.00	51.00
Fourth Quarter	60.00	50.00
2010:
First Quarter	66.25	61.50

As of April 5, 2010, there was $393,573,000 aggregate principal amount of Capital Trust II Preferred Securities (excluding principal amounts held by the Group). On March 29, 2010, the last day on which official trading data was available before we publicly announced our proposed acquisition of the Capital Trust II Preferred Securities, the last reported sales price of the Capital Trust II Preferred Securities reported on TRACE™ was $63.75 per Security.

Fixed/Floating Preferred Securities

The Fixed/Floating Preferred Securities trade on the LSE under the symbol "ROY.BK.SCOT A", however, official trading data is not available for the Fixed/Floating Preferred Securities.

As of April 5, 2010, there was $563,705,000 aggregate principal amount outstanding of Fixed/Floating Preferred Securities.

Series 1 PROs

The Series 1 PROs trade on the NYSE under the symbol "RBSP1". The following table sets forth, for the calendar quarters indicated in the two years prior to the Tender Offer, the high and low sales prices for the Series 1 PROs on the NYSE based upon public sources:

	Security Price in $
Calendar Year	High	Low
2008:
Second Quarter	101.50	91.55
Third Quarter	97.68	89.45
Fourth Quarter	75.00	48.00
2009:
First Quarter	57.75	17.50
Second Quarter	49.00	35.00
Third Quarter	67.50	44.00
Fourth Quarter	67.50	59.00
2010:
First Quarter	88.35	69.00

As of April 5, 2010, there was $761,746,000 aggregate principal amount outstanding of Fixed Series 1 PROs. On March 26, 2010, the last day on which official trading data was available before we publicly announced our proposed acquisition of the Series 1 PROs, the last reported sales price of the Series 1 PROs reported on the NYSE was $84.00 per Security.

 CERTAIN INFORMATION CONCERNING THE OFFERORS

Overview

RBSG is the holding company of a large global banking and financial services group. Headquartered in Edinburgh, RBSG operates in the United Kingdom, the United States and internationally through its two principal subsidiaries, The Royal Bank of Scotland plc and NatWest. Both The Royal Bank of Scotland plc and NatWest are major UK clearing banks whose origins go back over 275 years. In the United States, RBSG's subsidiary, Citizens Financial Group, Inc., is a large commercial banking organization. RBSG and its subsidiaries have a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers.

RBSG's registered office is 36 St Andrew Square, Edinburgh EH2 2YB, Scotland and its principal place of business is RBS Gogarburn, PO Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

Available Information and Incorporation By Reference

We incorporate by reference into this Offer to Purchase the RBSG Annual Report, RBSG's Annual Results 2009 furnished to the SEC on Form 6-K on March 5, 2010, NatWest's Annual Report on Form 20-F for the fiscal year ended December 31, 2008, as filed with the SEC on May 28, 2009 and NatWest's Interim Financial Report furnished to the SEC on Form 6-K on September 1, 2009.

RBSG and NatWest currently file reports and other information with the SEC in accordance with the Exchange Act. We incorporate by reference certain reports by RBSG and NatWest on Form 6-K furnished to the SEC after the date of this Offer to Purchase that explicitly state that such reports on Form 6-K shall be incorporated by reference into this Offer to Purchase. Any statement contained herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offer to Purchase to the extent that a statement contained in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement. RBSG's and NatWest's filings with the SEC are available electronically at http://www.sec.gov and at RBSG's website at http://www.investors.rbs.com.

 SOURCE AND AMOUNT OF FUNDS

If an amount of Securities is validly tendered and not withdrawn such that the aggregate face amount of such Securities is equal to $3,350,000,000 (i.e., the Aggregate Offer Limit, as increased by an aggregate face amount of $150,000,000 under the circumstances described in this Offer to Purchase), we estimate the maximum total amount of funds necessary to complete the purchase of such Securities by the Offerors, pay Accrued Distributions on such Securities and pay related fees and expenses to be approximately $2,600,000,000 (assuming that the total purchase price for Securities accepted for purchase will be a sum of (x) the aggregate purchase price for all the series of Securities that have the highest Tender Offer Consideration multiplied by the applicable Series Offer Limit, up to the Aggregate Offer Limit plus (y) the respective Accrued Distributions for such series of Securities).

Each Offeror intends to pay for the Securities purchased pursuant to the Tender Offer and the related fees and expenses of the Tender Offer, with cash on hand. The issuers of the Securities purchased will pay the Accrued Distributions on such Securities up to, but not including, the Settlement Date, with cash on hand.

 CERTAIN LEGAL MATTERS

Except as otherwise disclosed herein or previously obtained, we are not aware of any other licenses or other regulatory permits that appear to be material to the business of RBSG or its subsidiaries and that might be adversely affected by the acquisition of the Securities by us pursuant to the Tender Offer or of any approval or other action by any governmental, administrative or regulatory agency or authority that would be required for the acquisition or ownership of Securities by us pursuant to the Tender Offer. Should any such approval or other action be required, it is currently contemplated that such approval or action would be sought or taken. We do not currently intend, however, to delay the purchase of Securities tendered pursuant to the Offer pending the outcome of any such action or the receipt of any such approval (subject to our right to decline to purchase Securities if any of the conditions described in "The Tender Offer—Conditions of the Tender Offer" has not been satisfied). There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences to the business of RBSG or its subsidiaries might not result. Our obligation under the Tender Offer to accept for payment and pay for Securities is subject to certain conditions. Please see "The Tender Offer—Conditions of the Tender Offer".

 MARKET AND TRADING INFORMATION

The RBSG ADSs (except for the Series U ADSs) and the NatWest Series C ADSs are listed on the NYSE. The Fixed/Floating Preferred Securities are listed on the LSE. The Series U ADSs, the Capital Trust I Preferred Securities, the Capital Trust II Preferred Securities, the Capital Trust III Preferred Securities and the Capital Trust IV Preferred Securities are not listed on any securities exchange. Prices of the ADSs may fluctuate greatly depending on the trading volumes and the balance between buy and sell orders. Quotations for securities that are not widely traded may differ from the actual trading prices and should be viewed as approximations. Security Holders are urged to contact their brokers to obtain the best available information as to current market prices.

 MISCELLANEOUS

The Tender Offer is not being made to (nor will tenders be accepted from or on behalf of) Security Holders in any jurisdiction in which the making of the Tender Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, in our sole discretion, take such action as we may deem necessary to make the Tender Offer in any such jurisdiction and extend the Tender Offer to Security Holders in such jurisdiction.

We have filed with the SEC a Tender Offer Statement on Schedule TO pursuant to Rule 13e-4 of the General Rules and Regulations under the Exchange Act (a "Tender Offer Statement"), furnishing certain additional information with respect to the Tender Offer, and may file amendments thereto. Such Tender Offer Statement and any amendments thereto, including exhibits, are available for inspection at the public reference room at the SEC's offices at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies may be obtained upon payment of the SEC's customary charges by submitting a written request by mail to U.S. Securities and Exchange Commission, Office of Investor Education and Advocacy, 100 F Street, N.E., Washington, D.C. 20549, by fax to (202) 772-9295 or by e-mail to PublicInfo@sec.gov, and information that we have filed with the SEC via the EDGAR system can be obtained electronically on the SEC's website at http://www.sec.gov.

Neither RBSG's Board of Directors nor NatWest's Board of Directors has taken a position on whether Security Holders should tender their Securities in the Tender Offer. Neither RBSG nor NatWest have authorized any person to give any information or to make any representation in connection with the Tender Offer other than those contained in this Offer to Purchase and in the Letter of Transmittal. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by RBSG or NatWest.

No person has been authorized to give any information or make any representation on our behalf not contained in this Offer to Purchase or in the Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

This Offer to Purchase, the Letter of Transmittal and any related documents do not constitute an offer to buy or the solicitation of an offer to sell Securities in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities, blue sky or other laws require an Offer to be made by a licensed broker or dealer, and any of the Joint Dealer Managers or any of their respective affiliates is such a licensed broker or dealer in such jurisdictions, such Offer shall be deemed to be made by such Joint Dealer Manager or affiliate (as the case may be) on behalf of the Offerors in such jurisdictions. Neither the delivery of this Offer to Purchase and the related documents nor any purchase of Securities will, under any circumstances, create any implication that the information contained in this Offer to Purchase or in any related document is current as of any time subsequent to the date of such information.

The Royal Bank of Scotland Group plc	National Westminster Bank Public Limited Company
Registered Office 36 St Andrew Square Edinburgh EH2 2YB United Kingdom	Registered Office 135 Bishopsgate London EC2M 3UR United Kingdom
Principal Office RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom	Principal Office 135 Bishopsgate London EC2M 3UR United Kingdom

GLOBAL ARRANGER, JOINT LEAD DEALER MANAGER AND ADVISOR

RBS Securities Inc.
600 Washington Boulevard
Stamford, Connecticut 06901
USA
Attention: Liability Management

LEAD DEALER MANAGER AND ADVISOR Banc of America Securities LLC One Bryant Park New York, New York 10036 USA Attention: Debt Advisory Services	LEAD DEALER MANAGER Morgan Stanley & Co. Incorporated 1585 Broadway New York, New York 10036 USA Attention: Liability Management Group
DEALER MANAGERS
HSBC Securities (USA) Inc. 452 Fifth Avenue New York, New York 10018 USA Attention: Liability Management Group	J.P. Morgan Securities Inc. 383 Madison Avenue New York, New York 10179 USA Attention: Liability Management Group

TENDER AGENT

The Tender Agent for the Tender Offer is:

BNY Mellon Shareowner Services

By Mail	Hand or Overnight Courier	By Facsimile Transmission (for withdrawal notices only)
Attn: Corporate Actions Department P.O. Box 3301 South Hackensack, NJ 07606-3301 USA	Attn: Corporate Actions Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310 USA	Facsimile no.: +1 201 680 4626 Attn: Corporate Actions Department Confirmation telephone no.: + 1 201 680 4860

INFORMATION AGENT

The Information Agent for the Tender Offer is:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
USA
Banks and Brokers, Call Collect:
+1 212 269 5550
All Others, Call Toll-Free:
+ 1 800 859 8511
www.dfking.com/rbs

LEGAL ADVISERS

To RBSG and NatWest as to English and United States law		To RBSG as to Scottish law
Linklaters LLP		Dundas & Wilson
One Silk Street London EC2Y 8HQ United Kingdom	1345 Avenue of the Americas New York, New York 10105 USA	C.S. LLP Saltire Court 20 Castle Terrace Edinburgh EH1 2EN United Kingdom
To the Joint Dealer Managers as to United States law
Shearman & Sterling LLP Broadgate West 9 Appold Street London EC2A 2AP United Kingdom

QuickLinks

  Exhibit 99.(a)(1)(A)
IMPORTANT
OFFER AND DISTRIBUTION RESTRICTIONS
TABLE OF CONTENTS
SUMMARY TERM SHEET
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND OTHER FACTORS
THE TENDER OFFER
RISK FACTORS AND OTHER CONSIDERATIONS
AGREEMENTS INVOLVING THE OFFERORS' SECURITIES
PURPOSES OF THE TRANSACTION AND PLANS
INTERESTS IN SECURITIES OF THE OFFERORS
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
PERSONS AND ASSETS EMPLOYED IN CONNECTION WITH THE TENDER OFFER
HISTORICAL PRICE RANGE OF THE SECURITIES
CERTAIN INFORMATION CONCERNING THE OFFERORS
SOURCE AND AMOUNT OF FUNDS
CERTAIN LEGAL MATTERS
MARKET AND TRADING INFORMATION
MISCELLANEOUS